EXECUTION COPY


                           AGREEMENT AND PLAN OF MERGER

                                 by and between

                        INTEGRA LIFESCIENCES CORPORATION,

                            INTEGRA CALIFORNIA, INC.,

                            KINETIKOS MEDICAL, INC.,

                     TELEGRAPH HILL PARTNERS MANAGEMENT LLC

                                       and

             THE SHAREHOLDERS SET FORTH ON THE SIGNATURE PAGE HERETO

                            Dated as of June 30, 2006

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I. DEFINITIONS........................................................2
----------------------

  Section 1.1       Certain Defined Terms.....................................2
  -----------       ---------------------
  Section 1.2       Other Definitional Provisions............................18
  -----------       -----------------------------

ARTICLE II. THE MERGER.......................................................19
----------------------

  Section 2.1       The Merger...............................................19
  -----------       ----------
  Section 2.2       Effective Time...........................................19
  -----------       --------------
  Section 2.3       Effect of the Merger.....................................19
  -----------       --------------------
  Section 2.4       Charter and Bylaws.......................................20
  -----------       ------------------
  Section 2.5       Directors and Officers of the Surviving Corporation......20
  -----------       ---------------------------------------------------
  Section 2.6       Conversion of Securities.................................20
  -----------       ------------------------
  Section 2.7       Merger Consideration.....................................21
  -----------       --------------------
  Section 2.8       Lost, Stolen or Destroyed Certificates...................29
  -----------       --------------------------------------
  Section 2.9       Dissenting Shares........................................30
  -----------       -----------------
  Section 2.10      Withholding..............................................30
  ------------      -----------
  Section 2.11      Shareholders Representative..............................30
  ------------      ---------------------------

ARTICLE III. CLOSING DELIVERIES..............................................31
-------------------------------

  Section 3.1       Closing Deliveries.......................................31
  -----------       ------------------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................33
---------------------------------------------------------

  Section 4.1       Organization.............................................33
  -----------       ------------
  Section 4.2       Capitalization...........................................33
  -----------       --------------
  Section 4.3       Authority; No Violation..................................35
  -----------       -----------------------
  Section 4.4       Consents and Approvals...................................35
  -----------       ----------------------
  Section 4.5       Financial Statements.....................................36
  -----------       --------------------
  Section 4.6       Inventory................................................36
  -----------       ---------
  Section 4.7       Contracts................................................37
  -----------       ---------
  Section 4.8       Regulatory Matters.......................................39
  -----------       ------------------
  Section 4.9       Employment Matters.......................................40
  -----------       ------------------
  Section 4.10      Tax Matters..............................................46
  ------------      -----------
  Section 4.11      Legal Proceedings........................................47
  ------------      -----------------
  Section 4.12      Compliance with Applicable Law...........................48
  ------------      ------------------------------
  Section 4.13      Environmental Matters....................................49
  ------------      ---------------------
  Section 4.14      Properties...............................................49
  ------------      ----------
  Section 4.15      Insurance................................................49
  ------------      ---------
  Section 4.16      Proprietary Rights.......................................50
  ------------      ------------------
  Section 4.17      Absence of Certain Changes or Events.....................55
  ------------      ------------------------------------
  Section 4.18      Sufficiency of and Title to Assets.......................56
  ------------      ----------------------------------
  Section 4.19      Potential Conflicts of Interest..........................57
  ------------      -------------------------------

  Section 4.20      Transactions with Affiliates.............................57
  ------------      ----------------------------
  Section 4.21      Product Warranty.........................................57
  ------------      ----------------
  Section 4.22      Certifications; Product Safety...........................58
  ------------      ------------------------------
  Section 4.23      Product Liability Claims.................................58
  ------------      ------------------------
  Section 4.24      Books and Records; Internal Controls.....................58
  ------------      ------------------------------------
  Section 4.25      Export...................................................59
  ------------      ------
  Section 4.26      Certain Relationships....................................59
  ------------      ---------------------
  Section 4.27      Shareholder Vote Required................................60
  ------------      -------------------------
  Section 4.28      No Broker................................................60
  ------------      ---------
  Section 4.29      Company Expenses.........................................60
  ------------      ----------------
  Section 4.30      Material Misstatements and Omissions.....................60
  ------------      ------------------------------------

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........60
------------------------------------------------------------------

  Section 5.1       Organization.............................................60
  -----------       ------------
  Section 5.2       Authority; No Violation..................................60
  -----------       -----------------------
  Section 5.3       Consents and Approvals...................................61
  -----------       ----------------------
  Section 5.4       No Broker................................................61
  -----------       ---------

ARTICLE VI. COVENANTS AND ADDITIONAL AGREEMENTS..............................62
-----------------------------------------------

  Section 6.1       Conduct of Business......................................62
  -----------       -------------------
  Section 6.2       Confidentiality and Announcements........................64
  -----------       ---------------------------------
  Section 6.3       Access by Parent.........................................65
  -----------       ----------------
  Section 6.4       Notification of Certain Matters..........................65
  -----------       -------------------------------
  Section 6.5       Consents and Approvals...................................65
  -----------       ----------------------
  Section 6.6       No Solicitation..........................................66
  -----------       ---------------
  Section 6.7       Company Shareholder Approval; Shareholder Meeting........67
  -----------       -------------------------------------------------
  Section 6.8       Takeover Statutes........................................67
  -----------       -----------------
  Section 6.9       Further Assurances; Further Documents....................67
  -----------       -------------------------------------
  Section 6.10      Employee Matters.........................................68
  ------------      ----------------
  Section 6.11      Third-Party Indebtedness; Company Expenses...............69
  ------------      ------------------------------------------
  Section 6.12      Disclosure Supplements...................................69
  ------------      ----------------------

ARTICLE VII. TAX MATTERS.....................................................69
------------------------

  Section 7.1       Preparation of Tax Returns...............................69
  -----------       --------------------------
  Section 7.2       Transfer Taxes...........................................69
  -----------       --------------
  Section 7.3       Cooperation on Tax Matters...............................69
  -----------       --------------------------

ARTICLE VIII. CONDITIONS TO OBLIGATIONS......................................70
---------------------------------------

  Section 8.1       Conditions to Each Party's Obligations to Effect the
                    Merger...................................................70
  -----------       -----------------------------------------------------
  Section 8.2       Conditions to the Company's Obligations to Effect the
                    Merger...................................................70
  -----------       -----------------------------------------------------
  Section 8.3       Conditions to the Obligations of Parent and Merger Sub
                    to Effect the Merger.....................................70
  -----------       -----------------------------------------------------

ARTICLE IX. TERMINATION......................................................72
-----------------------

  Section 9.1       Termination..............................................72
  -----------       -----------
  Section 9.2       Effect of Termination....................................73
  -----------       ---------------------

ARTICLE X. INDEMNIFICATION...................................................74
--------------------------

  Section 10.1      Survival of Representations and Warranties and
                    Covenants................................................74
  ------------      ----------------------------------------------
  Section 10.2      Indemnification..........................................74
  ------------      ---------------
  Section 10.3      Indemnification Process..................................75
  ------------      -----------------------
  Section 10.4      Limitation on Indemnity..................................78
  ------------      -----------------------
  Section 10.5      Tax Indemnification......................................79
  ------------      -------------------
  Section 10.6      Unresolved Claims........................................81
  ------------      -----------------
  Section 10.7      Remedies.................................................82
  ------------      --------
  Section 10.8      Mitigation...............................................82
  ------------      ----------

ARTICLE XI. MISCELLANEOUS....................................................82
-------------------------

  Section 11.1      Entire Agreement.........................................82
  ------------      ----------------
  Section 11.2      Severability.............................................82
  ------------      ------------
  Section 11.3      Expenses.................................................83
  ------------      --------
  Section 11.4      Notices..................................................83
  ------------      -------
  Section 11.5      Binding Effect; Persons Benefiting; No Assignment........84
  ------------      -------------------------------------------------
  Section 11.6      Counterparts; Facsimile Signatures.......................85
  ------------      ----------------------------------
  Section 11.7      Waiver of Jury Trial.....................................85
  ------------      --------------------
  Section 11.8      Governing Law; Jurisdiction..............................85
  ------------      ---------------------------
  Section 11.9      Specific Enforcement.....................................86
  ------------      --------------------
  Section 11.10     Nature of Representations................................86
  -------------     -------------------------
  Section 11.11     Implied Representations or Warranties; Memorandum;
                    Disclaimer or Projections................................86
  -------------     -------------------------------------------------

                                  EXHIBIT INDEX

Exhibit A - List of Shareholders who have executed the Voting Agreement

Exhibit B - Form of Voting Agreement

Exhibit C - Shareholders Representative Agreement

Exhibit D - Ham Employment Agreement

Exhibit E - Paying Agent Agreement

Exhibit F - Form of Optionholder Consent

Exhibit G - List of individuals who have entered into Non-Competition Agreements

Exhibit H - Form of Non-Competition Agreement

Exhibit I - Company Expenses Exhibit

Exhibit J - KMI Pipeline Products

Exhibit K - KMI Products

Exhibit L - List of individuals for purposes of definition of "Knowledge"

Exhibit M - Merger Consideration Exhibits

Exhibit N - Parent Competing Products

Exhibit O - Net Book Value Adjustment Schedule

Exhibit P - Form of Shareholder Letter of Transmittal

Exhibit Q - Required Consents

Exhibit R - Conduct of Business - Debt

Exhibit S - Capital Budget

Exhibit T - Third-Party Indebtedness; Company Expenses

Exhibit U - Form of Release Agreement

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of June 30, 2006 (this "Agreement"), is made by and between Integra LifeSciences Corporation, a Delaware corporation ("Parent"), Integra California, Inc., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Kinetikos Medical, Inc., a California corporation (the "Company"), Telegraph Hill Partners Management LLC, a Delaware limited liability company (the "Shareholders Representative"), acting in its capacity as Shareholders Representative in connection with the transactions contemplated by this Agreement (the "Transactions"), and the Shareholders set forth on the signature page hereto (the "Special Indemnifying Shareholders").

                  WHEREAS, each of the boards of directors of Parent, Merger Sub and the Company has approved, and deems it advisable and in the best interests of their respective stockholders and shareholders, as the case may be, to consummate the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the board of directors of the Company has, on the terms and subject to the conditions set forth herein, approved this Agreement, and is recommending that the Shareholders approve this Agreement;

                  WHEREAS, each of the boards of directors of Parent, Merger Sub and the Company has approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") and the other Transactions and approved this Agreement, in accordance with the California General Corporation Law (as amended, the "CGCL"), and upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, contemporaneously herewith, as a condition and an inducement to Parent and Merger Sub's willingness to enter into this Agreement, certain shareholders of the Company set forth on Exhibit A hereto have entered into a Voting Agreement with Parent and Merger Sub, in the form attached hereto as Exhibit B (the "Voting Agreement");

                  WHEREAS, contemporaneously herewith, as a condition and an inducement to Parent and Merger Sub's willingness to enter into this Agreement, James F. Ham has entered into an Employment Agreement with Parent and Merger Sub, to become effective at the Effective Time and in the form attached hereto as Exhibit D (the "Ham Employment Agreement"); and

                  WHEREAS, contemporaneously herewith, as a condition and an inducement to Parent and Merger Sub's willingness to enter into this Agreement, each of the individuals set forth on Exhibit G hereto has entered into a Non-Competition Agreement with Parent, each to become at the Effective Time and substantially in the form attached hereto as Exhibit H, (collectively, the "Non-Competition Agreements").

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1 Certain Defined Terms. As used in this Agreement the following terms shall have the following meanings:

                  "1993 Plan Unvested Options" means any and all options, in whole or in part, that are not vested as of immediately prior to the Effective Time (without giving effect to the accelerated vesting contemplated in this Agreement) and that were issued by the Company to any Person to purchase shares of Common Stock under the Kinetikos Medical, Inc. 1993 Stock Option Plan.

                  "401(k) Plan" has the meaning set forth in Section 6.10.2.

                  "510(k)" has the meaning set forth in Section 4.8.3.

                  "Accounts Receivable" has the meaning set forth in Section
                   4.5.2.

                  "Acquisition Proposal" has the meaning set forth in Section
                   6.6.

                  "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person through the ownership of more than 50% of the voting securities, by contract or otherwise.

                  "Agreement" has the meaning set forth in the Preamble to this Agreement.

                  "Agreement of Merger" has the meaning set forth in Section
2.2.

                  "Ancillary Agreements" means the Voting Agreement, the Ham Employment Agreement, the Shareholders Representative Agreement, the Paying Agent Agreement, the Non-Competition Agreements, the Optionholder Consents and the Release Agreements.

                  "Applicable Law" means any Law applicable to the Company, any of the Shareholders, any of the Optionholders, Parent or Merger Sub, or any of their respective Affiliates, business, properties, assets, officers, directors, employees or agents, as the case may be.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the State of California.

                  "Cap" has the meaning set forth in Section 10.4.2.

                  "Capital Lease" means that certain Master Lease Agreement 4169262, dated January 2, 2003, between the Company and the Capital Lease Lender.

                  "Capital Lease Lender" means General Electric Capital Corporation.

                  "Capital Lease Payoff Amount" means the aggregate dollar payoff amount of Debt existing and outstanding on the Closing Date and owed by the Company to the Capital Lease Lender or its Affiliates pursuant to the Capital Lease.

                  "Cash" means cash or cash equivalents on the Closing Balance Sheet.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.

                  "Certificates" has the meaning set forth in Section 2.7.1.

                  "CGCL" has the meaning set forth in the Recitals to this Agreement.

                  "Claim Notice" has the meaning set forth in Section 10.3.1(a).

                  "Closing" has the meaning set forth in Section 2.1.2.

                  "Closing Amount" means forty million dollars ($40,000,000), as adjusted pursuant to Section 2.7.3.

                  "Closing Balance Sheets" has the meaning set forth in Section 2.7.3(b).

                  "Closing Date" has the meaning set forth in Section 2.1.2.

                  "Closing Date Adjustment Amount" has the meaning set forth in
Section 2.7.3(b).

                  "Closing Date Balance Sheet" has the meaning set forth in
Section 2.7.3(b).

                  "Closing Payment" means thirty-nine million five hundred thousand dollars ($39,500,000) less (i) Company Expenses and (ii) the Total Debt Payoff Amount.

                  "Closing Payment Holdback Amount" means five hundred thousand dollars ($500,000).

                  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the common stock of the Company.

                  "Common Stock Closing Payment Per Share Consideration" means an amount equal to the result of the following calculation:

                                X =........A / B

where "X" is the Common Stock Closing Payment Per Share Consideration; "A" represents (i) the Closing Payment less the Preferred Stock Liquidation Preference Payments, plus (ii) the aggregate cash exercise price payable upon exercise of all Company Options outstanding immediately prior to the Effective Time; and "B" represents the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Common Stock subject to Company Options immediately prior to the Effective Time.

                  "Common Stock Holder" means a holder of Common Stock immediately prior to the Effective Time.

                  "Company" has the meaning set forth in the Preamble of this Agreement.

                  "Company Assets" has the meaning set forth in Section 4.18.

                  "Company Benefit Plan" has the meaning set forth in Section 4.9.1.

                  "Company Business" means the business and operations of the Company in the manner in which the same have been conducted prior to the date hereof, are currently being conducted and are currently proposed to be conducted by the Company, whether conducted by the Company or any of its Affiliates.

                  "Company Covered Matter" has the meaning set forth in Section 10.2.3


                  "Company Covered Party" has the meaning set forth in Section 10.2.3.

                  "Company Disclosure Schedule" means the disclosure schedules delivered by the Company to Parent and Merger Sub in connection with this Agreement.

                  "Company Dissenting Shares" has the meaning set forth in
Section 2.9.

                  "Company Expenses" means all (i) fees and expenses incurred by the Company in connection with this Agreement and the other Transactions, including all fees and expenses of agents and/or representatives of the Company, professionals, and third-party service providers and (ii) accrued employee bonuses.

                  "Company Expenses Exhibit" means an exhibit in the form of
Exhibit I, which exhibit shall be updated and delivered at Closing, setting forth all (i) fees and expenses incurred by the Company in connection with this Agreement and the other Transactions, including all fees and expenses of agents and/or representatives of the Company, professionals, and third-party service providers and (ii) accrued employee bonuses.

                  "Company Financial Statements" has the meaning set forth in
Section 4.5.1.

                  "Company Insurance Policies" has the meaning set forth in
Section 4.15.

                  "Company Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, financial condition, or results of operations of the Company, or on the ability of the Company to complete the Closing pursuant to the terms hereof or comply with its obligations hereunder or that has a material adverse effect on Parent's ability to conduct and operate the Company Business after the Closing; provided, however, that none of the following shall be considered a Company Material Adverse Effect: (i) any event, change, circumstance or effect attributable primarily to conditions affecting the industries in which the Company participates or the U.S. economy as a whole, provided, that such event, change, circumstance or effect does not have a substantially disproportionate impact on the Company; (ii) any change arising out of the public announcement of the Agreement or the Transactions contemplated hereby; or (iii) any change or event to the extent attributable primarily to the identity of Parent and its anticipated ownership and operation of the Company's business that impacts the Company's revenues or relationships with its employees, customers, suppliers or partners.

                  "Company Option(s)" means any and all options issued by the Company to any Person to purchase shares of Common Stock or Preferred Stock.

                  "Company Option Plans" means the Kinetikos Medical, Inc. 1993 Stock Option Plan, the 2003 Stock Option Plan of Kinetikos Medical, Inc. and any other plan, agreement or arrangement maintained by the Company pursuant to which stock options or other equity incentive awards have been or may be granted.

                  "Company Stock" means the Preferred Stock and the Common
Stock.

                  "Confidential Information" has the meaning set forth in
Section 4.16.6.

                  "Confidentiality Agreement" means that certain Confidentiality Agreement, dated as of December 9, 2005, between Parent and the Company.

                  "Continuing Employees" has the meaning set forth in Section 6.10.1.

                  "Contract(s)" means any and all written or oral contracts, agreements, evidences of indebtedness, loans, letters of credit, guarantees, leases, notes, indentures, security or pledge agreements, franchise agreements, purchase orders, licenses, easements, permits, instruments, commitments, arrangements, undertakings, powers of attorney, covenants not to compete, covenants not to sue, employment agreements, settlement agreements, practices or executory commitments to which the Company is a party or by which any of the Company's properties or assets are bound.

                  "Copyrights" means copyrights, copyright registrations, or any application therefor, in the United States or any foreign country, or any other right corresponding thereto throughout the world, including, without limitation, moral rights.

                  "Covered Parties" has the meaning set forth in Section 10.2.3.

                  "Damages" means all losses, liabilities, claims, actions, causes of action, awards, judgments, payments, costs, expenses, interest, penalties, fines and other damages, whether direct or indirect, all costs and expenses of investigating and defending any Proceeding and any appeal therefrom (including reasonable attorneys' fees) and all amounts paid incident to any compromise or settlement of any such Proceeding, in each case, whether or not involving a third-party claim.

                  "Debt" means, without duplication, (i) the principal of and interest accrued on, and fees and other expenses payable in connection with, indebtedness for borrowed money and indebtedness evidenced by notes, debentures, bonds or other similar instruments; (ii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (excluding trade accounts payable arising in the ordinary course of business); (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations described in clauses (i) and (ii) above) to the extent such letters of credit are not drawn upon; (iv) all obligations under any capital leases; (v) all obligations of the type referred to in this definition of Debt of other Persons for which the Company is responsible or liable as obligor, guarantor or otherwise, or which is secured by any Encumbrances on any property or asset of the Company; (vi) all obligations of the Company to pay bonuses or other forms of compensation (other than salaries paid in the ordinary course of business) to any directors, officers, employees or consultants in connection with the consummation of the Transactions contemplated hereby, treating any such obligation as arising on the close of business on the date immediately preceding the Closing Date; (vii) all trade payables; and (viii) all penalty payments, premiums, charges, yield maintenance amounts and other expenses relating to the prepayment of any obligations of the types referred to in this definition of Debt in connection with the consummation of the Transactions contemplated hereby, assuming such prepayment occurs immediately prior to the Closing on the Closing Date.

                  "Deductions" means any amounts deducted or withheld pursuant to (i) the last sentence of Section 2.7.3(c) relating to the fees and expenses incurred by the Settlement Accountant in determining the Final Net Book Value Amounts; (ii) Section 2.7.3(d)(iv)(B) in the event there is a Net Book Value Deficiency and it exceeds the Closing Payment Holdback Amount; (iii) Article X relating to indemnification claims; or (iv) any expenses of the Shareholders Representative pursuant to Section 2.11.

                  "Discontinued KMI Pipeline Product" has the meaning set forth in the definition of "Net Sales."

                  "Earn-Out Period" means the twenty-four (24) month period commencing on July 1, 2006 and ending on June 30, 2008.

                  "Effective Time" has the meaning set forth in Section 2.2.

                  "Encumbrance" means any lien (statutory or otherwise), pledge, option, mortgage, security interest, claim, charge, easement, limitation, restrictive license, commitment, community property interest, condition, equitable interest, right of first refusal, encroachment, restriction (other than a restriction on transferability imposed by federal or state securities
Laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, the terms of any permit, consent order or agreement, or judicial or administrative settlement in existence on the Closing Date relating to occupational safety and health; the effect of the environment or Substances on human health; or emissions, discharges or releases of Substances into the environment, including, without limitation, ambient air, surface water, groundwater or land; or otherwise relating to the handling of Substances or the investigation, clean-up or other remediation or analysis thereof.

                  "Environmental Permit" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

                  "ERISA" has the meaning set forth in Section 4.9.1.

                  "ERISA Affiliate" has the meaning set forth in Section 4.9.1.

                  "Excess Net Book Value Amount" has the meaning set forth in
Section 2.7.3(d)(i).

                  "Excess Net Book Value Payment Amount" has the meaning set forth in Section 2.7.3(d)(v).

                  "Excessive or Obsolete Inventory" has the meaning set forth in the definition of "Inventory."

                  "Exchange" means the Nasdaq National Market.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FDA" means the United States Food and Drug Administration, or any successor agency thereto.

                  "Final Closing Date Net Book Value Amount" has the meaning set forth in Section 2.7.3(c).

                  "Final June 30 Net Book Value Amount" has the meaning set forth in Section 2.7.3(c).

                  "Final Net Book Value Amounts" has the meaning set forth in
Section 2.7.3(c).

                  "Financing Proposal" has the meaning set forth in Section 6.6.

                  "First Earn-Out Dispute Notice" has the meaning set forth in
Section 2.7.5(a)(ii).

                  "First Earn-Out Payment" means an amount equal to the lesser of (i) twenty million dollars ($20,000,000) and (ii) an amount equal to 2.5 times Net Sales during the First Earn-Out Period less forty million dollars ($40,000,000); provided, that if such amount is a negative number the First Earn-Out Payment shall be zero.

                  "First Earn-Out Payment Date" means the date that is five (5) Business Days following the final determination of the First Earn-Out Payment in accordance with Sections 2.7.5(a) and 2.7.5(b).

                  "First Earn-Out Period" means the twelve (12) month period commencing on July 1, 2006 and ending on June 30, 2007.

                  "First Earn-Out Period Unresolved Claim" has the meaning set forth in Section 10.6.1.

                  "First Earn-Out Review Period" has the meaning set forth in
Section 2.7.5(a)(ii).

                  "First Earn-Out Statement" has the meaning set forth in
Section 2.7.5(a)(i).

                  "Foreign Plans" has the meaning set forth in Section 4.9.11.

                  "GAAP" means generally accepted accounting principles, as applied in the United States.

                  "Governmental Authority" means any United States or foreign government, any state or provincial or other political subdivision thereof, any province, city or municipality, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, the IRS or any other United States or foreign government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

                  "Ham Employment Agreement" has the meaning set forth in the Recitals to this Agreement.

                  "Hazardous Materials" means (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "Holdback Payment Date" means the date that is five (5) Business Days after the determination of the Final Net Book Value Amounts.

                  "IDE" has the meaning set forth in Section 4.8.4.

                  "Increase in Debt" has the meaning set forth in Section 2.7.3(b).

                  "Indemnified Damages" has the meaning set forth in Section 10.2.4.

                  "Indemnified Party" has the meaning set forth in Section
10.3.1.

                  "Indemnifying Party" has the meaning set forth in Section 10.3.1.

                  "Indemnity Dispute Notice" has the meaning set forth in
Section 10.3.1(b).

                  "Intellectual Property Rights" means any or all of the following and all rights in, arising out of, or associated therewith: all United States, international or foreign (i) Patents; (ii) trade secrets and/or nonpublic know-how, including, for example, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, databases, inventions for with patent applications have not yet been filed and other technical information, and other rights in know-how and confidential or proprietary information; (iii) Copyrights; (iv) rights in World Wide Web addresses and domain names and sites and applications and registrations therefor; (v) Trademarks; and (vi) similar, corresponding or equivalent rights to any of the foregoing anywhere in the world, including, without limitation, moral rights.

                  "Intellectual Property Rights Agreements" has the meaning set forth in Section 4.16.9.

                  "Interim Period Company Balance Sheet" has the meaning set forth in Section 4.5.1.

                  "Interim Period Company Financial Statements" has the meaning set forth in Section 4.5.1.

                  "Inventory" means inventories used in the Company Business, including the KMI Products, finished goods (including packaging material and promotional materials such as samples, demos, loaners and prototypes), work-in-progress, raw materials, supplies, manufactured and purchased parts and other materials and any Excessive or Obsolete Inventory (it being agreed that, the term "Excessive or Obsolete Inventory" shall refer to any Inventory which
(i) cannot be sold at prices not materially lower than current prices in the ordinary course of business, (ii) is not usable in the production of current KMI Products or (iii) is classified as "non-current inventory" in the Interim Period Company Financial Statements).

                  "IRS" means the Internal Revenue Service of the United States.

                  "Judgment" means any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or Governmental Authority that is binding on any Person or its property under Applicable Law.

                  "June 30 Balance Sheet" has the meaning set forth in Section 2.7.3(b).

                  "KMI Pipeline Products" means those pipeline products listed on Exhibit J.

                  "KMI Products" means those products listed on Exhibit K and any line extensions to such products.

                  "Knowledge" of the Company means the actual knowledge after reasonable inquiry of any of the individuals set forth on Exhibit L, and shall include all similar uses of the concept, including "aware," "known to" and "knowledge of."

                  "Law" means each provision of any currently existing federal, provincial, state, local or foreign law, statute, by-law, ordinance, order, code, rule or regulation, promulgated or issued by any Governmental Authority, as well as any judgments, decrees, injunctions or agreements issued or entered into by any Governmental Authority and the common law of any jurisdiction.

                  "Liability" means any Debt, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, commitment, expense or responsibility, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, or absolute, contingent or otherwise, including any product liability.

                  "Line of Credit" means that certain Revolving Credit Agreement and Revolving Credit Note, dated May 14, 2004, as amended on July 5, 2005 and May 18, 2006, between the Company and U.S. Bank N.A., a national banking association organized under the laws of the United States, in the aggregate principal amount of one million five hundred thousand ($1,500,000) dollars.

                  "Line of Credit Lender" means U.S. Bank N.A., a national banking association organized under the laws of the United States.

                  "Line of Credit Payoff Amount" means the aggregate dollar payoff amount of Debt existing and outstanding on the Closing Date and owed by the Company to the Line of Credit Lender or its Affiliates pursuant to the Line of Credit.

                  "Merger" has the meaning set forth in the Recitals to this Agreement.

                  "Merger Consideration" means the Closing Payment, any amounts paid to the Residual Holders pursuant to Section 2.7.3(d)(iii) or 2.7.3(d)(v), and the Total Earn-Out Payments.

                  "Merger Consideration Exhibits" means the exhibits in the form set forth on Exhibit M setting forth among other things each Shareholder's and Optionholder's respective allocation of the Merger Consideration as determined pursuant to Sections 2.6 and 2.7 and which exhibits shall be prepared and delivered by the Company to Parent at Closing.

                  "Merger Sub" has the meaning set forth in the Preamble to this Agreement.

                  "Multiemployer Plan" has the meaning set forth in Section
4.9.6.

                  "Net Book Value" has the meaning set forth on the Net Book Value Adjustment Schedule.

                  "Net Book Value Adjustment Schedule" is set forth on
Exhibit O.

                  "Net Book Value Deficiency" has the meaning set forth in
Section 2.7.3(d)(ii).

                  "Net Book Value Deficiency Payment Amount" has the meaning set forth in Section 2.7.3(d)(iii).

                  "Net Sales" means:

                           (i) the worldwide gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective Time) for any and all sales of KMI Products;

                           (ii) the U.S. gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective Time) for any and all sales of Parent Competing Products less the Parent Competing Products Baseline Amount, which difference shall in no event be less than zero;

                           (iii) the worldwide gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective Time) for any and all sales of KMI Pipeline Products; and

                           (iv) $90,000 in the First Earn-Out Period and $100,000 in the Second Earn-Out Period,

         less, in the case of each of (i), (ii) and (iii), (A) actual transportation charges to the extent separately invoiced; (B) normal and customary trade, quantity or cash discounts or rebates; (C) normal credits, adjustments or allowances, if any, given or made on account of price adjustments or returns; (D) any and all governmental rebates, whether in existence now or enacted later; (E) any Tax upon or measured by the sale or use of such products (except Taxes based on income from such products); (F) any actual freight, duty or transportation insurance; (G) fees paid to group purchasing organizations; and (H) specific write-offs for uncollectible accounts. "Net Sales" shall also exclude any amount invoiced to an Affiliate of Parent unless such Affiliate is the end user of such product.

                  Notwithstanding anything to the contrary contained in this Agreement, in the event Parent and its Affiliates determine not to develop and market any or all of the KMI Pipeline Products (each such product not developed and marketed, a "Discontinued KMI Pipeline Product") following the Closing Date and Parent and/or its Affiliates develop and market a competing product as described on Exhibit J to such Discontinued KMI Pipeline Product (each such product, a "Parent Competing Pipeline Product"), then clause (iii) of the definition of "Net Sales" shall also include:

                  (a) if the Discontinued KMI Pipeline Product is the Ankle Plating System, the Elbow Plating System or the Shoulder Plating System listed on Exhibit J, the worldwide (excluding France) gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective Time) for any and all sales of the applicable Parent Competing Pipeline Product less the applicable Parent Competing Pipeline Product Baseline Amount and the amounts set forth in clauses
(A) through (H) above, which difference shall in no event be less than zero; and

                  (b) if the Discontinued KMI Pipeline Product is the Kompressor 6.5 listed on Exhibit J, the worldwide gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective Time) for any and all sales of the applicable Parent Competing Pipeline Product less the applicable Parent

Competing Pipeline Product Baseline Amount and the amounts set forth in clauses
(A) through (H) above, which difference shall in no event be less than zero.

                  "Non-Competition Agreements" has the meaning set forth in the Recitals to this Agreement.

                  "Option Cash-Out Amount" means with respect to each Company Option, an amount equal to the Common Stock Closing Payment Per Share Consideration less the per share exercise price of such Company Option.

                  "Optionholder Consent" means an Optionholder consent, substantially in the form attached hereto as Exhibit F pursuant to which each Optionholder has consented to the treatment of the Company Options as contemplated herein.

                  "Optionholders" means the holders of Company Options immediately prior to the Effective Time.

                  "Parent" has the meaning set forth in the Preamble to this Agreement.

                  "Parent Competing Pipeline Product" has the meaning set forth in the definition of "Net Sales."

                  "Parent Competing Pipeline Product Baseline Amount" means:

                           (i) in the case where the Discontinued KMI Pipeline Product is the Ankle Plating System listed on Exhibit J, an amount equal to the worldwide (excluding France) gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective Time) for any and all sales of a Parent Competing Pipeline Product to be used in the ankle using angular locking technology during the three month period ended March 31, 2007 multiplied by four (4);

                           (ii) in the case where the Discontinued KMI Pipeline Product is the Shoulder Plating System listed on Exhibit J, an amount equal to the worldwide (excluding France) gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective Time) for any and all sales of a Parent Competing Pipeline Product to be used in the shoulder using angular locking technology during the three month period ended September 30, 2007 multiplied by four (4);

                           (iii) in the case where the Discontinued KMI Pipeline Product is the Kompressor 6.5, an amount equal to the worldwide gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective
         Time) for any and all sales of a Parent Competing Pipeline Product to be used in the same anatomical area, to address the same clinical pathology, and with the same indication as the Kompressor 6.5 during the three month period ended March 31, 2008 multiplied by four (4); and

                           (iv) in the case where the Discontinued KMI Pipeline Product is the Elbow Plating System listed on Exhibit J, an amount equal to the worldwide (excluding France) gross sales invoiced by Parent and its Affiliates (including for purposes of this definition, the Surviving Corporation following the Effective Time) for any and all sales of a Parent Competing Pipeline Product to be used in the elbow using angular locking technology during (x) the three month period ended September 30, 2006 multiplied by four (4) to the extent such Parent Competing Pipeline Product replaces the plate for the radial head (proximal radius) listed on Exhibit J with respect to the Elbow Plating System and (y) the three month period ended June 30, 2007 multiplied by four (4) to the extent such Parent Competing Pipeline Product replaces any of the four plates for the distal humerus listed on Exhibit J with respect to the Elbow Plating System;

         less, in the case of each of (i) through (iv) above, (A) actual transportation charges to the extent separately invoiced; (B) normal and customary trade, quantity or cash discounts or rebates; (C) normal credits, adjustments or allowances, if any, given or made on account of price adjustments, or returns; (D) any and all governmental rebates, whether in existence now or enacted later; (E) any Tax upon or measured by the sale or use of the Parent Competing Pipeline Products (except Taxes based on income from Parent Competing Pipeline Products); (F) any actual freight, duty or transportation insurance; (G) fees paid to group purchasing organizations; and (H) specific write-offs for uncollectible accounts.

                  "Parent Competing Products" has the meaning set forth in Exhibit N.

                  "Parent Competing Products Baseline Amount" means an amount equal to the U.S. gross sales invoiced by Parent and its Affiliates for any and all sales of Parent Competing Products during the six month period ended June 30, 2006 multiplied by two (2), less (i) actual transportation charges to the extent separately invoiced; (ii) normal and customary trade, quantity or cash discounts or rebates; (iii) normal credits, adjustments or allowances, if any, given or made on account of price adjustments, or returns; (iv) any and all governmental rebates, whether in existence now or enacted later; (v) any Tax upon or measured by the sale or use of the Parent Competing Products (except Taxes based on income from Parent Competing Products); (vi) any actual freight, duty or transportation insurance; (vii) fees paid to group purchasing organizations; and (viii) specific write-offs for uncollectible accounts.

                  "Parent Covered Matters" has the meaning set forth in Section 10.2.2.

                  "Parent Covered Party" has the meaning set forth in Section 10.2.1.

                  "Patents" means (i) patents, utility models, design registrations, certificates of invention, patents of addition or substitution, or other governmental grants for the protection of inventions or industrial designs anywhere in the world, including, any reissue, renewal, re-examination or extension thereof; and (ii) any application for any of the foregoing, including any international, provisional, divisional, continuation, continuation-in-part, or continued prosecution application.

                  "Paying Agent" means American Stock Transfer & Trust Company or such other paying agent mutually agreed upon between Parent, the Company and the Shareholders Representative.

                  "Paying Agent Agreement" means the Paying Agent Agreement, substantially in the form attached hereto as Exhibit E (the "Paying Agent Agreement"), by and between Parent, the Company, the Shareholders Representative and the Paying Agent.

                  "Per Diem Taxes" has the meaning set forth in Section 10.5.2.

                  "Permits" has the meaning set forth in Section 4.12.1.

                  "Permitted Encumbrances" means (a) Encumbrances for current Taxes not yet due and payable; and (b) mechanics', carriers', workers', repairs' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company.

                  "Person" means any individual, corporation (including any nonprofit corporation), company, partnership (limited or general), limited liability company, joint venture, association, estate, trust or unincorporated organization, labor union, Governmental Authority or other entity.

                  "PMA" has the meaning set forth in Section 4.8.3.

                  "Post-Closing Tax Period" means any Tax Period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

                  "Pre-Closing Tax Period" means any Tax Period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

                  "Preferred Stock" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

                  "Preferred Stock Liquidation Preference Payments" means the sum of the Series A Preferred Liquidation Preference Payment, the Series B Preferred Liquidation Preference Payment and the Series C Preferred Liquidation Preference Payment.

                  "Preliminary Closing Date Net Book Value Amount" has the meaning set forth in Section 2.7.3(b).

                  "Preliminary June 30 Net Book Value Amount" has the meaning set forth in Section 2.7.3(b).

                  "Proceedings" has the meaning set forth in Section 4.11.1.

                  "Proprietary Rights" means any and all Technology and any and all Intellectual Property Rights that is or are owned or otherwise controlled (in whole or in part) by or licensed to the Company.

                 "PTO" has the meaning set forth in Section 4.16.1.

                  "Release Agreement" means the Release Agreement substantially in the form attached hereto as Exhibit U;

                  "Residual Holder" means a holder of either Common Stock or a Company Option immediately prior to the Effective Time.

                  "Review Period" has the meaning set forth in Section 2.7.3(c).

                  "Scheduled Contracts" has the meaning set forth in Section 4.7.1.

                  "SEC" means the United States Securities and Exchange Commission, and any successor thereto.

                  "Second Earn-Out Dispute Notice" has the meaning set forth in
Section 2.7.5(c)(ii).

                  "Second Earn-Out Payment" means an amount equal to the lesser of (i) twenty million dollars ($20,000,000) less the First Earn-Out Payment and
(ii) 2.5 times Net Sales during the Second Earn-Out Period less forty million dollars ($40,000,000) and the First Earn-Out Payment; provided, that if such amount is a negative number the Second Earn-Out Payment shall be zero.

                  "Second Earn-Out Payment Date" means the date that is five (5) Business Days following the final determination of the Second Earn-Out Payment in accordance with Sections 2.7.5(c) and 2.7.5(d).

                  "Second Earn-Out Period" means the twelve (12) month period commencing on July 1, 2007 and ending on June 30, 2008.

                  "Second Earn-Out Period Unresolved Claim" has the meaning set forth in Section 10.6.1.

                  "Second Earn-Out Review Period" has the meaning set forth in
Section 2.7.5(c)(ii).

                  "Second Earn-Out Statement" has the meaning set forth in
Section 2.7.5(c)(i).

                  "Section 10.2.1 Covered Matter" has the meaning set forth in
Section 10.2.1.

                  "Section 10.2.2 Covered Matter" has the meaning set forth in
Section 10.2.2.

                  "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Series A Preferred Liquidation Preference" has the meaning set forth in Section 2.6.2.

                  "Series A Preferred Liquidation Preference Payment" means an amount equal to the Series A Preferred Liquidation Preference multiplied by the aggregate number of shares of Series A Preferred Stock outstanding as of the Effective Time.

                  "Series A Preferred Stock" means the Series A Preferred Stock of the Company.

                  "Series B Preferred Liquidation Preference" has the meaning set forth in Section 2.6.3.

                  "Series B Preferred Liquidation Preference Payment" means an amount equal to the Series B Preferred Liquidation Preference multiplied by the aggregate number of shares of Series B Preferred Stock outstanding as of the Effective Time.

                  "Series B Preferred Stock" means the Series B Preferred Stock of the Company.

                  "Series C Preferred Liquidation Preference" has the meaning set forth in Section 2.6.4.

                  "Series C Preferred Liquidation Preference Payment" means an amount equal to the Series C Preferred Liquidation Preference multiplied by the aggregate number of shares of Series C Preferred Stock outstanding as of the Effective Time.

                  "Series C Preferred Stock" means the Series C Preferred Stock of the Company.

                  "Settlement Accountant" has the meaning set forth in Section 2.7.3(c).

                  "Shareholder Consent" has the meaning set forth in Section
4.27.

                  "Shareholders" means the holders of shares of Company Stock as of immediately prior to the Effective Time.

                  "Shareholders Representative" has the meaning set forth in the Preamble to this Agreement.

                  "Shareholders Representative Agreement" means the agreement substantially in the form attached hereto as Exhibit C, pursuant to which the Shareholders and Optionholders, a party thereto, have constituted and appointed, effective immediately prior to the Effective Time, the Shareholders Representative as agent and attorney-in-fact of such Shareholders and Optionholders to act as the Shareholders Representative under this Agreement.

                  "Special Indemnifying Shareholders" has the meaning set forth in the Preamble of this Agreement.

                  "Special Shareholder Indemnity Amount" has the meaning set forth in Section 10.3.2(c).

                  "Statement of Objections" has the meaning set forth in Section 2.7.3(c).

                  "Straddle Period" means any Tax Period beginning before the Closing Date and ending after the Closing Date.

                  "Subsidiary" means, with respect to any Person, any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities or organizations controlled directly or indirectly by such Person.

                  "Substances" means any "hazardous substance," "hazardous waste," "pollutant," "contaminant" or "toxic substance," as defined by CERCLA, the Resources Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and regulations promulgated thereunder, or any analogous state and local Laws and regulations; petroleum and petroleum products; polychlorinated biphenyls; or asbestos, or toxic mold.

                  "Surviving Corporation" has the meaning set forth in Section 2.1.1.

                  "Takeover Statute" means any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States.

                  "Target Net Book Value Amount" means four million seven hundred and thirty-two thousand dollars ($4,732,000).

                  "Tax" or "Taxes" means any and all taxes, charges, fees, levies, tariffs, duties, liabilities, impositions or other assessments in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation, income, gross receipts, profits, excise, real or personal property, environmental, sales, use, value-added, ad valorem, withholding, social security, retirement, employment, unemployment, workers' compensation, occupation, service, license, net worth, capital stock, payroll, franchise, gains, stamp, transfer and recording taxes, escheat, and shall include any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Tax Law), or as a transferee or successor, by contract, or otherwise.

                  "Tax Claim" has the meaning set forth in Section 10.5.4.

                  "Tax Period" means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

                  "Tax Return" means any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other filing required to be supplied to any Governmental Authority with respect to Taxes, including all attachments thereto and amendments thereof.

                  "Technology" means any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary or confidential information, including technical data and customer and supplier lists, trade secrets, discoveries, processes, formulas, and know how; (iv) databases, data compilations and collections and technical data; (v) tools, methods and processes; and (vi) all instantiations of the foregoing in any form and embodied in any media.

                  "Term Loan" means that certain Term Loan Agreement and Term Note, dated May 14, 2004, between the Company and U.S. Bank N.A., a national banking association organized and existing under the laws of the United States, in the aggregate principal amount of five hundred thousand ($500,000) dollars.

                  "Term Loan Lender" means U.S. Bank N.A., a national banking association organized and existing under the laws of the United States.

                  "Term Loan Payoff Amount" means the aggregate dollar payoff amount of Debt existing and outstanding on the Closing Date and owed by the Company to the Term Loan Lender or its Affiliates pursuant to the Term Loan.

                  "Third-Party Claim" has the meaning set forth on Section 10.3.1(a).

                  "Threshold Amount" has the meaning set forth in Section
10.4.1.

                  "Total Debt Payoff Amount" means the sum of the Line of Credit Payoff Amount, Term Loan Payoff Amount and the Capital Lease Payoff Amount.

                  "Total Earn-Out Payments" means an amount equal to the sum of the First Earn-Out Payment and the Second Earn-Out Payment.

                  "Trade Laws" has the meaning set forth in Section 4.25.1.

                  "Trademarks" means trade names, trade dress, brand names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world.

                  "Transactions" has the meaning set forth in the Preamble to this Agreement.

                  "Transfer Taxes" means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including interest and penalties thereon) incurred in connection with the Merger.

                  "Treasury Regulation" means the regulations promulgated under the Code.

                  "Voting Agreement" has the meaning set forth in the Recitals to this Agreement.

          Section 1.2 Other Definitional Provisions. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                  Section 1.2.1 The words "hereof," "herein," "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  Section 1.2.2 The terms defined in the singular has a comparable meaning when used in the plural, and vice versa.

                  Section 1.2.3 Words of one gender include the other gender.

                  Section 1.2.4 References to a Person are also to its successors and permitted assigns.

                  Section 1.2.5 The term "dollars" and "$" means United States dollars.

                  Section 1.2.6 The word "including" means "including without limitation" and the words "include" and "includes" have corresponding meanings.

                                   ARTICLE II.
                                   THE MERGER

          Section 2.1 The Merger.

                  Section 2.1.1 Merger of Merger Sub into the Company. Subject to the terms and conditions of this Agreement, and in accordance with the CGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

                  Section 2.1.2 Closing. The closing of the Merger (the "Closing") will take place on the later of (i) July 31, 2006, and (ii) on the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VIII, at 10:00 a.m., Chicago time (the "Closing Date"), at the offices of Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606 unless another time, date or place is agreed to in writing by the parties hereto.

          Section 2.2 Effective Time. Subject to the terms and conditions of this Agreement, on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an agreement of merger (the "Agreement of Merger") with the Secretary of State of the State of California, in such form as required by, and executed in accordance with Section 1101 and 1103 and other relevant provisions of the CGCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the "Effective Time").

          Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall have the effects set forth in Section 1107 of the CGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 2.4 Charter and Bylaws. The articles of incorporation of the Company in effect at the Effective Time shall be amended in their entirety at the Effective Time to read as the articles of incorporation of Merger Sub immediately prior to the Effective Time and shall thereafter be amended in accordance with its terms and as provided by Applicable Law. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until such bylaws shall thereafter be amended in accordance with the terms of such bylaws and as provided by Applicable Law.

          Section 2.5 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

          Section 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  Section 2.6.1 Shares of Common Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for a newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation such that immediately following the Effective Time, Parent will be the sole and exclusive owner of the shares of capital stock of the Surviving Corporation.

                  Section 2.6.2 Shares of Series A Preferred Stock. Subject to
Section 2.10, each share of Series A Preferred Stock outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred Stock held in the treasury of the Company immediately prior to the Effective Time, which shares shall be canceled and extinguished without any payment being made in respect thereof, or any Company Dissenting Shares) shall be converted into the right to receive $0.15 per share of Series A Preferred Stock outstanding as of the Effective Time (the "Series A Preferred Liquidation Preference"). All shares of Series A Preferred Stock converted pursuant to this Section 2.6.2 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist after the Effective Time.

                  Section 2.6.3 Shares of Series B Preferred Stock. Subject to
Section 2.10, each share of Series B Preferred Stock outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred Stock held in the treasury of the Company immediately prior to the Effective Time, which shares shall be canceled and extinguished without any payment being made in respect thereof, or any Company Dissenting Shares) shall be converted into the right to receive $0.30 per share of Series B Preferred Stock outstanding as of the Effective Time (the "Series B Preferred Liquidation Preference"). All shares of Series B Preferred Stock converted pursuant to this Section 2.6.3 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist after the Effective Time.

                  Section 2.6.4 Shares of Series C Preferred Stock. Subject to
Section 2.10, each share of Series C Preferred Stock outstanding immediately prior to the Effective Time (other than any shares of Series C Preferred Stock held in the treasury of the Company immediately prior to the Effective Time, which shares shall be canceled and extinguished without any payment being made in respect thereof, or any Company Dissenting Shares) shall be converted into the right to receive $0.70 per share of Series C Preferred outstanding as of the Effective Time (the "Series C Preferred Liquidation Preference"). All shares of Series C Preferred Stock converted pursuant to this Section 2.6.4 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist after the Effective Time.

                  Section 2.6.5 Shares of Common Stock. Subject to Section 2.10, each share of Common Stock outstanding immediately prior to the Effective Time (other than any shares of Common Stock held in the treasury of the Company immediately prior to the Effective Time, which shares shall be canceled and extinguished without any payment being made in respect thereof, or any Company Dissenting Shares) shall be converted into the right to receive (i) the Common Stock Closing Payment Per Share Consideration, (ii) any amounts paid to the Common Stock Holders pursuant to Sections 2.7.3(d)(iii) or 2.7.3(d)(v), (iii) any amounts paid to the Common Stock Holders in connection with the First Earn-Out Payment pursuant to Section 2.7.5(b) and (iv) any amounts paid to the Common Stock Holders in connection with the Second Earn-Out Payment pursuant to
Section 2.7.5(d), if and when payable. All shares of Common Stock converted pursuant to this Section 2.6.5 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist after the Effective Time.

                  Section 2.6.6 Company Options. Subject to Section 2.10, effective immediately prior to the Effective Time (A) each Company Option, other than the 1993 Plan Unvested Options, that is then outstanding shall be deemed fully vested and exercisable, and (B) each Company Option (including, for avoidance of doubt, the 1993 Plan Unvested Options) that is then outstanding shall be canceled and extinguished and shall automatically be converted into the right to receive (i) the Option Cash-Out Amount, (ii) any amounts paid to the Optionholders pursuant to Sections 2.7.3(d)(iii) or 2.7.3(d)(v), (iii) any amounts paid to the Optionholders in connection with the First Earn-Out Payment pursuant to Section 2.7.5(b) and (iv) any amounts paid to the Optionholders in connection with the Second Earn-Out Payment pursuant to Section 2.7.5(d), if and when payable. Prior to the Effective Time, the Company shall take all actions necessary or desirable to effectuate the provisions of this Section 2.6.6 and to terminate the Company Option Plans effective as of the Effective Time.

          Section 2.7       Merger Consideration.

                  Section 2.7.1 Distribution of Merger Consideration. At the Closing, each Shareholder, upon surrender to the Paying Agent of a certificate or certificates evidencing Company Stock (the "Certificates"), together with a properly completed letter of transmittal covering such Company Stock in the form attached hereto as Exhibit P, and each Optionholder, upon the delivery to Parent of an executed Optionholder Consent, will be entitled to receive from Parent payment of the portion of the Merger Consideration to which such Shareholder or

Optionholder is entitled, if and when payable, pursuant to and in accordance with Sections 2.6 and 2.7, in respect of the class and series and the number of shares of Company Stock represented by such Certificate or Certificates, as the case may be, with respect to the Shareholders, and in respect of the Company Options, with respect to the Optionholders. Each Certificate that is surrendered pursuant to this Section 2.7.1 shall forthwith be canceled. Until so surrendered and except as otherwise set forth in Section 2.9, each such Certificate shall, after the Effective Time, represent for all purposes, only the right to receive the applicable portion of the Merger Consideration. No interest will be paid or will accrue on such portion of the Merger Consideration. Until Parent has received an executed Optionholder Consent and the Paying Agent has received a completed letter of transmittal covering such Company Options, each Company Option shall, after the Effective Time, represent for all purposes, only the right to receive the applicable portion of the Merger Agreement. No interest will be paid or will accrue on such portion of the Merger Consideration.

                  Section 2.7.2 Closing Payment. At the Closing, Parent shall deposit with the Paying Agent an amount equal to the Closing Payment and the Paying Agent shall, at or as soon as reasonably practicable after the Effective Time, pay and distribute to each Shareholder and Optionholder who has complied with the procedures set forth in Section 2.7.1 as follows: (i) the Series A Preferred Liquidation Preference to the holders of Series A Preferred Stock;
(ii) the Series B Preferred Liquidation Preference to the holders of Series B Preferred Stock; (iii) the Series C Preferred Liquidation Preference to the holders of Series C Preferred Stock; (iv) the Common Stock Closing Payment Per Share Consideration to the Common Stock Holders; and (v) the Option Cash-Out Amount to the Optionholders; pursuant to and in accordance with Section 2.6 and the Paying Agent Agreement.

          Section 2.7.3     Closing Amount Adjustment.

                       (a) Closing Payment Holdback Amount. At the Closing, the Closing Payment Holdback Amount shall be withheld by Parent and shall not be due and payable to the Residual Holders or released to the Residual Holders except pursuant to and in accordance with this Section 2.7.3.

                       (b) Closing Balance Sheets. Within ninety (90) days after the Closing Date, Parent shall prepare and deliver to the Shareholders Representative unaudited balance sheets of the Company dated as of the close of business on June 30, 2006 (the "June 30 Balance Sheet") and the Closing Date (the "Closing Date Balance Sheet" and together with the June 30 Balance Sheet, the "Closing Balance Sheets") showing the Net Book Value of the Company at June 30, 2006 (the "Preliminary June 30 Net Book Value Amount") and at the Closing Date (the "Preliminary Closing Date Net Book Value Amount") and prepared in accordance with the definitions and procedures set forth herein and as illustrated on the Net Book Value Adjustment Schedule. The Closing Balance Sheets shall be prepared in accordance with GAAP applied on a basis consistent with the accounting policies, methods and practices (including with respect to assumptions and estimations methodology) used to prepare the Interim Period Company Balance Sheet. Notwithstanding the foregoing:

                          (i) With respect to the June 30 Balance Sheet and the
Closing Date Balance Sheet, current Tax liabilities shall be calculated without regard to income Tax deductions related to cashing out of the Company Options pursuant to Section 2.6.6; and

                          (ii) With respect to the Preliminary June 30 Net Book
Value Amount and the Preliminary Closing Date Net Book Value Amount, the aggregate amount of patents, deposits, and property, plant and equipment (other than instrument sets) shall have a book value equal to the lesser of (A) the actual book value of such assets on the Closing Date and (B) six hundred and thirty-one thousand dollars ($631,000) (fifty thousand dollars ($50,000) in excess of the book value of such assets shown on the Company's balance sheet dated as of December 31, 2005).

If, on the Closing Date Balance Sheet, the aggregate amount of Debt under the Line of Credit and the Term Loan exceeds the aggregate amount of Debt under the Line of Credit and the Term Loan on the June 30 Balance Sheet (the amount of such differential, the "Increase in Debt"), and the Preliminary Closing Date Net Book Value Amount exceeds the Preliminary June 30 Net Book Value Amount by less than the Increase in Debt (the amount of such deficiency up to one hundred thousand dollars ($100,000) shall be referred to herein as the "Closing Date Adjustment Amount"), such Closing Date Adjustment Amount shall be included in the calculation of payments pursuant to Section 2.7.3(d) below. In connection with the preparation of the Closing Balance Sheets and subject to the terms of the Confidentiality Agreement, the Company shall, and shall cause each of its directors, officers, employees and representatives to, afford Parent and its representatives full access to the Company's books and records, and shall furnish Parent and its representatives all financial, operating and other data and information as Parent and its representatives, may reasonably request.

                       (c) Dispute Resolution. Upon receipt of the Closing Balance Sheets, the Shareholders Representative shall have thirty (30) days (the "Review Period") to review the Closing Balance Sheets and related computations of the Net Book Value of the Company on June 30, 2006 and the Closing Date. If the Shareholders Representative has accepted such Closing Balance Sheets in writing or has not given written notice to Parent setting forth in reasonable detail any objection of the Shareholders Representative to such Closing Balance Sheets (a "Statement of Objections") prior to the expiration of the Review Period, then such Closing Balance Sheets shall be final and binding upon the parties, and the Preliminary June 30 Net Book Value Amount and Preliminary Closing Date Book Net Value Amount shall be deemed the Net Book Value amount of the Company as of June 30, 2006 (the "Final June 30 Net Book Value Amount") and the Closing Date (the "Final Closing Date Net Book Value Amount" and together with the Final June 30 Net Book Value Amount, the "Final Net Book Value Amounts"), respectively. To the extent any portion of the Closing Balance Sheets or the calculation of the Preliminary June 30 Net Book Value Amount or Preliminary Closing Date Net Book Value Amount shall not be expressly objected to in the Statement of Objections, such matters shall be deemed to have been accepted and approved by the Shareholders Representative and shall be final and binding upon the parties for purposes hereof. In the event that the Shareholders Representative delivers a Statement of Objections during the Review Period, the Shareholders Representative and Parent shall use their commercially reasonable efforts to agree on the amount of Net Book Value of the Company on June 30, 2006 and the Closing Date within thirty (30) days following the receipt by Parent of the Statement of Objections. If the parties are unable to reach an agreement as to such amounts within such thirty (30) day period, then the matter shall be submitted to Deloitte & Touche LLP, or if Deloitte & Touches LLP is unwilling or unable to serve in such capacity, to such other accountant or valuation specialist as shall be mutually agreed between Parent and the Shareholders Representative (such accountant, the "Settlement Accountant"), who shall determine the matters still in dispute as identified in the Statement of Objections and establish the Final Net Book Value Amounts. If issues in dispute are submitted to the Settlement Accountant for resolution, the Shareholders Representative and Parent shall each be permitted to furnish to the Settlement Accountant one detailed brief, including supporting exhibits in support of their calculation of the Net Book Value of the Company as of June 30, 2006 and the Closing Date and one reply brief in response to the other party's original brief. The Settlement Accountant shall not be allowed to request additional work papers or other documents and information related to the disputed items or have ex parte discussions with either party. The review performed by the Settlement Accountant shall be limited to those issues identified in the Statement of Objections, which issues shall only relate to whether the Net Book Value was calculated correctly based on the definitions, procedures and principles set forth herein and on the Net Book Value Adjustment Schedule (and based solely on the materials and other information presented by the Shareholders Representative and Parent and not by independent investigation). The Settlement Accountant shall make its determination of the correct Net Book Value of the Company as of June 30, 2006 and the Closing Date (which in no event shall be more favorable to Parent than reflected on the Closing Balance Sheets nor more favorable to the Residual Holders than shown on the Statement of Objections) within thirty (30) days (or as soon as practicable thereafter if the Settlement Accountant notifies the parties that it requires additional time to make such determination) following the submission of the matter to the Settlement Accountant for resolution. The determination of the Settlement Accountant of the matters submitted to the Settlement Accountant pursuant to this Section 2.7.3(c) shall be final and binding upon Parent, the Shareholders Representative and the Residual Holders. All fees and expenses incurred by the Settlement Accountant for services provided pursuant to this Section 2.7.3(c) shall be borne equally by the Residual Holders (such amounts to be advanced by Parent and deducted from (i) any amounts owed and payable to the Residual Holders pursuant to Section 2.7.3(d), or (ii) in the event such amounts are insufficient to satisfy the Common Stock Holders obligations pursuant to Section 2.7.3(d), the Total Earn-Out Payments) and Parent.

            (d) Calculation of Payments.

                          (i) In the event that the Final Closing Date Net Book
Value Amount plus the Closing Date Adjustment Amount is greater than the Target Net Book Value Amount, such excess is referred to herein as the "Excess Net Book Value Amount."

                          (ii) In the event that the Final Closing Date Net Book
Value Amount plus the Closing Date Adjustment Amount is less than the Target Net Book Value Amount, the amount equal to the Target Net Book Value Amount minus the Final Closing Date Net Book Value Amount minus the Closing Date Adjustment Amount, is referred to herein as the "Net Book Value Deficiency."

                          (iii) If there is a Net Book Value Deficiency and it
is less than the Closing Payment Holdback Amount, Parent shall, on or prior to the Holdback Payment Date deduct such amount from the Closing Payment Holdback Amount and deposit the remainder together with any interest on the portion of the Closing Payment Holdback Amount to be paid to the Residual Holders at the rate published in The Wall Street Journal from time to time as the "prime rate" for the period from the Closing Date through the Holdback Payment Date with the Paying Agent (such amount shall be referred to herein as the "Net Book Value Deficiency Payment Amount"), and the Paying Agent shall promptly pay to each Residual Holder who has complied with the procedures set forth in Section 2.7.1, their pro rata portion of the Net Book Value Deficiency Payment Amount calculated by (A) dividing the Net Book Value Deficiency Payment Amount by the sum of the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Common Stock subject to Company Options immediately prior to the Effective Time and (B) multiplying the amount calculated pursuant to clause (A) above by the aggregate number of shares of Common Stock and Company Options held by such Residual Holder.

                          (iv) If there is a Net Book Value Deficiency and it
exceeds the Closing Payment Holdback Amount, Parent shall deduct such amounts from (A) the Closing Payment Holdback Amount and (B) any remaining amount from the First Earn-Out Payment (it being agreed that in the event this amount is greater than the First Earn-Out Payment, Parent shall be entitled to deduct such remaining amount from the Second Earn-Out Payment).

                          (v) If there is an Excess Net Book Value Amount,
Parent shall, on or prior to the Holdback Payment Date, deposit with the Paying Agent an amount equal to the Excess Net Book Value Amount plus the Closing Payment Holdback Amount together with any interest on the Excess Net Book Value Amount plus the Closing Payment Holdback Amount to be paid to the Residual Holders at the rate published in The Wall Street Journal from time to time as the "prime rate" for the period from the Closing Date through the Holdback Payment Date (such amount shall be referred to herein, as the "Excess Net Book Value Payment Amount"), and the Paying Agent shall promptly pay to each Residual Holder who has complied with the procedures set forth in Section 2.7.1, their pro rata portion of the Excess Net Book Value Payment Amount calculated by (A) dividing the Excess Net Book Value Payment Amount by the sum of the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Common Stock subject to Company Options immediately prior to the Effective Time and (B) multiplying the amount calculated pursuant to clause (A) above by the aggregate number of shares of Common Stock and Company Options held by such Residual Holder.

          Section 2.7.4 Future Transfers. After the Effective Time, there shall be no further registration of transfers of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the portion of the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

          Section 2.7.5 Earn-Out Payments.

                       (a) First Earn-Out Payment Statement.

                          (i) Within forty-five (45) days following the
expiration of the First Earn-Out Period, Parent shall prepare and deliver to the Shareholders Representative a statement (the "First Earn-Out Statement") setting forth the computation of the First Earn-Out Payment and the amount of the First Earn-Out Payment that each Residual Holder is entitled to, calculated in accordance with Section 2.7.5(b), together with supporting financial information used in making the computations, including any adjustments made to reflect Deductions.

                          (ii) Upon receipt of the First Earn-Out Statement, the
Shareholders Representative shall have thirty (30) days (the "First Earn-Out Review Period") following the Shareholders Representative's receipt of the First Earn-Out Statement to review the First Earn-Out Statement. Upon reasonable advance written request by the Shareholders Representative, the Shareholders Representative shall be given reasonable access to Parent's books and records to the extent necessary to enable the Shareholders Representative to verify the information and computations in the First Earn-Out Statement within the First Earn-Out Review Period. If the Shareholders Representative has accepted such First Earn-Out Statement in writing or has not given Parent written notice setting forth in reasonable detail any objection of the Shareholders Representative to such First Earn-Out Statement (the "First Earn-Out Dispute Notice") prior to the expiration of the First Earn-Out Review Period, then the First Earn-Out Payment and the amount of the First Earn-Out Payment that each Residual Holder is entitled to as reflected on such First Earn-Out Statement shall be final and binding upon the parties. In the event that the Shareholders Representative does not accept such First Earn-Out Payment Statement, the Shareholder Representative shall deliver to Parent a First Earn-Out Dispute Notice during the First Earn-Out Review Period and such notice shall include a schedule setting forth the computations of the First Earn-Out Payment by the Shareholders Representative together with supporting financial information used in making its computations, including any adjustments made to reflect Deductions. To the extent any portion of the First Earn-Out Statement or the calculation of the First Earn-Out Payment shall not be expressly objected to in the First Earn-Out Dispute Notice, such matters shall be deemed to have been accepted and approved by the Shareholders Representative and shall be final and binding upon the parties for purposes hereof. In the event the Shareholders Representative delivers a First Earn-Out Dispute Notice during the First Earn-Out Review Period, the Shareholders Representative and Parent shall use their commercially reasonable efforts to agree upon the amount of the First Earn-Out Payment (including, the amount of the First Earn-Out Payment each Residual Holder is entitled to calculated in accordance with Section 2.7.5(b) and any adjustments made to reflect Deductions) within ten (10) Business Days following Parent's receipt of the First Earn-Out Dispute Notice. If the parties are unable to reach an agreement as to the amount within such ten (10) Business Day period, then the matter shall be submitted to the Settlement Accountant, who shall determine the matters still in dispute as identified in the First Earn-Out Dispute Notice. If issues in dispute are submitted to the Settlement Accountant for resolution, the Shareholders Representative and Parent shall each be permitted to furnish to the Settlement Accountant one detailed brief, including supporting exhibits in support of their calculation of the First Earn-Out Payment (including, the amount of the First Earn-Out Payment each Residual Holder is entitled to as calculated in accordance with Section 2.7.5(b) and any adjustments made to reflect Deductions) and one reply brief in response to the other party's original brief. The Settlement Accountant shall not be allowed to request additional work papers or other documents and information related to the disputed items nor have ex parte discussions with either party. The Settlement Accountant shall make its determination of the correct First Earn-Out Payment (including, the amount of the First Earn-Out Payment each Residual Holder is entitled to as calculated in accordance with Section 2.7.5(b)) (which in no event shall be more favorable to Parent than shown on the First Earn-Out Statement nor more favorable to the Residual Holders than shown on the First Earn-Out Dispute Notice) within fifteen (15) days (or as soon as practicable thereafter if the Settlement Accountant notifies the parties that it requires additional time to make such determination) following the submission of the matter to the Settlement Accountant for resolution. The determination of the Settlement Accountant of the matters submitted to the Settlement Accountant pursuant to this Section 2.7.5(a)(ii) shall be final and binding upon Parent, the Shareholders Representative and the Residual Holders. Any fees and expenses of the Settlement Accountant shall be borne equally by the Residual Holders (such amounts shall be advanced by Parent and deducted from the First Earn-Out Payment, and to the extent that such amounts exceed the First Earn-Out Payment, then Parent shall be entitled to withhold any such remaining amounts from the Second Earn-Out Payment) and Parent.

                       (b) First Earn-Out Payment. If the First Earn-Out Payment is an amount greater than zero, Parent shall deposit with the Paying Agent within five (5) Business Days of a final determination of the First Earn-Out Payment in accordance with Section 2.7.5(a), the First Earn-Out Payment, subject to Section 2.7.5(e) and less any amounts deducted pursuant to the last sentence of Section 2.7.5(a)(ii) and any Deductions, and the Paying Agent shall promptly pay to each Residual Holder who has complied with the procedures set forth in
Section 2.7.1 an amount equal to the First Earn-Out Payment less any amounts deducted pursuant to the last sentence of Section 2.7.5(a)(ii) and any Deductions divided by the sum of the number of shares of Common Stock outstanding as of the Effective Time and the number of shares of Common Stock subject to Company Options immediately prior to the Effective Time multiplied by the sum of the number of shares of Common Stock plus the number of shares of Common Stock subject to Company Options held by such Residual Holder immediately prior to the Effective Time.

                       (c) Second Earn-Out Payment Statement.

                          (i) Within forty-five (45) days following the
expiration of the Second Earn-Out Period, Parent shall prepare and deliver to the Shareholders Representative a statement (the "Second Earn-Out Statement") setting forth the computation of the Second Earn-Out Payment and the amount of the Second Earn-Out Payment that each Residual Holder is entitled to calculated in accordance with Section 2.7.5(d), together with supporting financial information used in making the computations, including any adjustments made to reflect Deductions.

                          (ii) Upon receipt of the Second Earn-Out Statement,
the Shareholders Representative shall have thirty (30) days (the "Second Earn-Out Review Period") following the Shareholders Representative's receipt of the Second Earn-Out Statement to review the Second Earn-Out Statement. Upon reasonable advance written request by the Shareholders Representative, the Shareholders Representative shall be given reasonable access to Parent's books and records to the extent necessary to enable the Shareholders Representative to verify the information and computations in the Second Earn-Out Statement within the Second Earn-Out Review Period. If the Shareholders Representative has accepted such Second Earn-Out Statement in writing or has not given Parent written notice setting forth in reasonable detail any objection of the Shareholders Representative to such Second Earn-Out Statement (the "Second Earn-Out Dispute Notice") prior to the expiration of the Second Earn-Out Review Period, then the Second Earn-Out Payment and the amount of the Second Earn-Out Payment that each Residual Holder is entitled to as reflected on such Second Earn-Out Statement shall be final and binding upon the parties. In the event that the Shareholders Representative does not accept the Second Earn-Out Payment Statement, the Shareholders Representative shall deliver a Second Earn-Out Dispute Notice during the Second Earn-Out Review Period and such notice shall include a schedule setting forth the computations of the Second Earn-Out Payment by the Shareholders Representative together with supporting financial information used in making its computations, including any adjustments made to reflect Deductions. To the extent any portion of the Second Earn-Out Statement or the calculation of the Second Earn-Out Payment shall not be expressly objected to in the Second Earn-Out Dispute Notice, such matters shall be deemed to have been accepted and approved by the Shareholders Representative and shall be final and binding upon the parties for purposes hereof. In the event the Shareholders Representative delivers a Second Earn-Out Dispute Notice during the Second Earn-Out Review Period, the Shareholders Representative and Parent shall use their commercially reasonable efforts to agree upon the amount of the Second Earn-Out Payment (including, the amount of the Second Earn-Out Payment each Residual Holder is entitled to calculated in accordance with Section 2.7.5(d) and any adjustments made to reflect Deductions) within ten (10) Business Days following Parent's receipt of the Second Earn-Out Dispute Notice. If the parties are unable to reach an agreement as to the amount within such ten (10) Business Day period, then the matter shall be submitted to the Settlement Accountant, who shall determine the matters still in dispute as identified in the Second Earn-Out Dispute Notice. If issues in dispute are submitted to the Settlement Accountant for resolution, the Shareholders Representative and Parent shall each be permitted to furnish to the Settlement Accountant one detailed brief, including supporting exhibits in support of their calculation of the Second Earn-Out Payment (including, the amount of the Second Earn-Out Payment each Residual Holder is entitled to as calculated in accordance with Section 2.7.5(d) and any adjustments made to reflect Deductions) and one reply brief in response to the other party's original brief. The Settlement Accountant shall not be allowed to request additional work papers or other documents and information related to the disputed items nor have ex parte discussions with either party. The Settlement Accountant shall make its determination of the correct Second Earn-Out Payment (including, the amount of the Second Earn-Out Payment each Residual Holder is entitled to as calculated in accordance with Section 2.7.5(d)) (which in no event shall be more favorable to Parent than shown on the Second Earn-Out Statement nor more favorable to the Residual Holders than shown on the Second Earn-Out Dispute Notice) within fifteen (15) days (or as soon as practicable thereafter if the Settlement Accountant notifies the parties that it requires additional time to make such determination) following the submission of the matter to the Settlement Accountant for resolution. The determination of the Settlement Accountant of the matters submitted to the Settlement Accountant pursuant to this Section 2.7.5(c)(ii) shall be final and binding upon Parent, the Shareholders Representative and the Residual Holders. Any fees and expenses of the Settlement Accountant shall be borne equally by the Residual Holders (such amounts shall be advanced by Parent and deducted from the Second Earn-Out Payment, together with any fees advanced by Parent pursuant to Section 2.7.5(a)(ii) to the extent that such amounts exceed the First Earn-Out Payment) and Parent.

                       (d) Second Earn-Out Payment. If the Second Earn-Out Payment is an amount greater than zero, Parent shall deposit with the Paying Agent within five (5) Business Days of a final determination of the Second Earn-Out Payment in accordance with Section 2.7.5(c), the Second Earn-Out Payment, subject to Section 2.7.5(e) and less any amounts deducted pursuant to the last sentence of Section 2.7.5(c)(ii) and any Deductions, and the Paying Agent shall promptly pay to each Residual Holder who has complied with the procedures set forth in Section 2.7.1 an amount equal to the Second Earn-Out Payment less any amounts deducted pursuant to the last sentence of Section 2.7.5(c)(ii) and any Deductions divided by the sum of the number of shares of Common Stock outstanding as of the Effective Time and the number of shares of Common Stock subject to Company Options immediately prior to the Effective Time multiplied by the sum of the number of shares of Common Stock plus the number of shares of Common Stock subject to Company Options held by such Residual Holder immediately prior to the Effective Time.

                       (e) Cap on Total Earn-Out Payments. Notwithstanding anything herein to the contrary, the aggregate amount of Total Earn-Out Payments that Parent shall be required to pay to the Residual Holders and that the Residual Holders shall be entitled to receive pursuant to this Section 2.7.5 shall not exceed twenty million dollars ($20,000,000) less any adjustments made pursuant to the last sentence of Sections 2.7.5(a)(ii) or 2.7.5(c)(ii) and any Deductions.

                       (f) Quarterly Earn-Out Reports. Within forty-five (45) days following the expiration of each fiscal quarter during the First Earn-Out Period and the Second Earn-Out Period (other than the last fiscal quarter of each of the First Earn-Out Period and the Second Earn-Out Period), Parent shall deliver to the Shareholders Representative a statement setting forth the worldwide gross sales invoiced by Parent and its Affiliates (including the Surviving Corporation following the Effective Time) for any and all sales of KMI Products less (A) actual transportation charges to the extent separately invoiced; (B) normal and customary trade, quantity or cash discounts or rebates;
(C) normal credits, adjustments or allowances, if any, given or made on account of price adjustments or returns; (D) any and all governmental rebates, whether in existence now or enacted later; (E) any Tax upon or measured by the sale or use of such products (except Taxes based on income from such products); (F) any actual freight, duty or transportation insurance; and (G) fees paid to group purchasing organizations. Such statement shall be provided to the Shareholders Representative for informational purposes only and the calculation of the First Earn-Out Payment and the Second Earn-Out Payment shall be performed in accordance with the provisions of Sections 2.7.5(a) - (e), as applicable.

          Section 2.8 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.6 and Section 2.7 of this Agreement; provided, however, that the Paying Agent shall as a condition precedent to the issuance thereof, require the owner of such lost, stolen or

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

destroyed Certificates to deliver an indemnity or bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          Section 2.9 Dissenting Shares. Any holder of shares of Company Stock issued and outstanding immediately prior to the Effective Time with respect to which dissenters' rights, if any, are available by reason of the Merger pursuant to Chapter 13 of the CGCL who has not voted in favor of the Merger or consented thereto in writing and who complies with Chapter 13 of the CGCL ("Company Dissenting Shares") shall not be entitled to receive any portion of the Merger Consideration pursuant to this Article II, unless such holder fails to perfect, effectively withdraws or loses its dissenters' rights under the CGCL. Such holder shall be entitled to receive only such rights as are granted under Chapter 13 of the CGCL. If any such holder fails to perfect, effectively withdraws or loses such dissenters' rights under the CGCL, such Company Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration to which such shares of Company Stock are entitled pursuant to this Article II, without interest. Prior to the Effective Time, the Company shall give Parent prompt notice of any demands for appraisal pursuant to Chapter 13 of the CGCL received by the Company, withdrawals of any such demands and any other documents or instruments received by the Company in connection therewith. Parent shall have the right to participate in and direct all negotiations and proceedings with respect to any such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, which consent shall not unreasonably be withheld or delayed, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any payments made with respect to Company Dissenting Shares shall be made solely by the Surviving Corporation, and no funds or other property have been or shall be provided by Parent, Merger Sub or any of Parent's Affiliates for such payment.

          Section 2.10 Withholding. Parent shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Authority by Parent, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which Parent made such deduction and withholding.

          Section 2.11 Shareholders Representative. The Residual Holders shall be bound by all actions taken by the Shareholders Representative in its capacity thereof that are within the authority granted pursuant to the Shareholders Representative Agreement. The Shareholders Representative shall at all times act in its capacity as Shareholders Representative in a manner that the Shareholders Representative believes in good faith to be in the best interest of the Residual Holders. Neither the Shareholders Representative nor any of its directors, officers, agents or employees shall be liable to any Person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement or the Shareholders Representative Agreement, except in the case of gross negligence, bad faith or willful misconduct. The Shareholders Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Shareholders Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the Transactions contemplated hereby. As to any matters not expressly provided for in the Shareholders Representative Agreement or this Agreement, the Shareholders Representative shall not be required to exercise any discretion or take any action. Each Residual Holder severally shall indemnify and hold harmless and reimburse the Shareholders Representative from and against such Residual Holder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Shareholders Representative arising out of or resulting from any action taken or omitted to be taken by the Shareholders Representative other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Shareholders Representative's gross negligence, bad faith or willful misconduct.

                                  ARTICLE III.
                               CLOSING DELIVERIES

          Section 3.1 Closing Deliveries.

                  Section 3.1.1 Closing Deliveries by the Company. At the Closing, the Company shall deliver, or shall cause to be delivered, to Parent:

                       (a) executed copies of each of the Ancillary Agreements to which it is a party;

                       (b) certified organizational documents and certificates of good standing (i) issued by the Secretary of State of the State of California for the Company and (ii) issued by the states in which the Company is qualified to do business as a foreign corporation, dated not more than five (5) Business Days prior to the Closing Date with a bring-down good standing certificate dated as of the Closing Date (or verbal confirmation);

                       (c) a certificate, dated as of the Closing Date and executed by the chief executive officer of the Company, as to the fulfillment of each of the conditions set forth in Sections 8.3.1 and 8.3.2;

                       (d) a certificate executed by the Secretary of the Company, dated as of the Closing Date, certifying to the resolutions adopted by the board of directors of the Company and Shareholders relating to the Merger and the other Transactions;

                       (e) executed copies of Optionholder Consents signed by each Optionholder listed on Schedule 4.2.2 of the Company Disclosure Schedule;

                       (f) copies of all third party and governmental consents, approval and filings required in connection with the consummation of the Merger and other Transactions as set forth on Schedule 4.4;

                       (g) copies of all consents, licenses, waivers, approvals and authorizations set forth on Exhibit Q, which shall have been obtained, given or made and shall be in full force and effect;

                       (h) Exhibit M (Merger Consideration Exhibits);

                       (i) (i) a statement executed by the Company, in form and substance reasonably satisfactory to Parent, that satisfies the requirements of Treasury Regulation Section 1.1445-2(c)(3), and (ii) any other certifications, affidavits, forms or documents required to be delivered to Parent under any Law in order to relieve Parent of any obligation to withhold any portion of the Merger Consideration;

                       (j) a payoff letter and lien release, as applicable, in form and substance reasonably satisfactory to Parent, with respect to (i) the Line of Credit Payoff Amount, (ii) the Term Loan Payoff Amount and (iii) the Capital Lease Payoff Amount;

                       (k) Exhibit I (Company Expenses Exhibit);

                       (l) a payoff letter, in form and substance reasonably satisfactory to Parent, with respect to each of the expenses set forth on
Exhibit I (Company Expenses Exhibit);

                       (m) an executed copy of the Shareholders Representative Agreement signed by Shareholders and Optionholders of at least ninety-six percent (96%) of all shares of Company Stock (calculated on an as-converted, as-exercised to Common Stock basis) as of the Closing Date, and in no event fewer than one hundred and five (105) of the one hundred and ten (110) Shareholders and Optionholders, listed on Schedules 4.2.1 and 4.2.2, respectively;

                       (n) executed copies of the Release Agreements signed by Shareholders of at least ninety-six percent (96%) of all shares of Company Stock (calculated on an as-converted basis); and

                       (o) such other documents and instruments as may be reasonably necessary to effect or evidence the Merger and the Transactions that Parent may reasonably request.

                  Section 3.1.2 Closing Deliveries by Parent. At the Closing, Parent and Merger Sub shall, as applicable, deliver, or shall cause to be delivered, the following:

                       (a) Parent shall pay by wire transfer of immediately available funds as follows:

                          (i) first, with respect to Company Expenses incurred
by the Company as set forth on Exhibit I, to the Person or Persons to whom such Company Expenses are owed, to such account or accounts designated by such Person or Persons in writing to Parent;

                          (ii) second, the (A) Line of Credit Payoff Amount to
such account or accounts designated by the Line of Credit Lender, (B) Term Loan Payoff Amount to such account or accounts designated by the Term Loan Lender and
(C) Capital Lease Payoff Amount to such account or accounts designated by the Capital Lease Lender; and

                          (iii) third, the Closing Payment, to the Paying Agent
to be distributed in accordance with Sections 2.7.1 and 2.7.2;

                       (b) executed copies of each of the Ancillary Agreement to which it is a party;

                       (c) a certificate, dated as of the Closing Date and executed by a duly elected, qualified and acting officer of the Parent, as to the fulfillment of each of the conditions set forth in Sections 8.2.1 and 8.2.2; and

                       (d) such other documents and instruments as may be reasonably necessary to effect or evidence the Merger and the Transactions that the Company may reasonably request.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Merger Sub as follows:

          Section 4.1 Organization. The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the State of California. The Company does not have any Subsidiaries. The Company has all requisite corporate power and authority and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to carry on its business in the manner as currently being conducted and to own, lease and operate all of its properties and assets. Schedule 4.1 of the Company Disclosure Schedule sets forth a true, correct and complete list of each jurisdiction in which the Company is qualified to do business as a foreign corporation. Except as set forth on Schedule 4.1 of the Company Disclosure Schedule, the Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect. The copies of the Company's articles of incorporation and bylaws delivered by the Company to Parent prior to the execution of this Agreement are accurate, complete and correct copies of such instruments as in effect on the date hereof.

          Section 4.2 Capitalization.

                  Section 4.2.1 Authorized, Issued and Outstanding Capital Stock. The authorized capital stock of the Company consists solely of seventy five million (75,000,000) shares of which (i) fifty million (50,000,000) shares are Common Stock and (ii) twenty-five million (25,000,000) shares are Preferred Stock, of which (A) six million six hundred and seventy-one thousand six hundred and nineteen (6,671,619) shares have been designated as Series A Preferred Stock, (B) ten million four hundred and ninety-seven thousand and twenty-six (10,497,026) shares have been designated as Series B Preferred Stock and (C) two million five hundred thousand (2,500,000) shares have been designated Series C Preferred Stock. As of the date of this Agreement, there are issued and outstanding seventeen million five hundred and thirty-four thousand two hundred and fifteen (17,534,215) shares of Common Stock, six million six hundred and seventy-one thousand six hundred and nineteen (6,671,619) shares of Series A Preferred Stock, ten million four hundred and thirteen thousand six hundred and ninety-three (10,413,693) shares of Series B Preferred Stock and nine hundred and seventy-three thousand and one (973,001) shares of Series C Preferred Stock. The Company has no other capital stock authorized, issued or outstanding.
Schedule 4.2.1 of the Company Disclosure Schedule sets forth the name of each holder of shares of Company Stock, as well as the number of shares of Common Stock and Preferred Stock held by each such holder. Shareholders holding 52.78% of the outstanding Company Stock on the date hereof (calculated on an as-converted, as-exercised to Common Stock basis) have executed the Voting Agreement covering such shares of Company Stock.

                  Section 4.2.2 Company Options. As of the date of this Agreement, one million seven hundred and seventy-six thousand (1,776,000) shares of Common Stock are reserved for issuance upon the exercise of outstanding Company Options. Schedule 4.2.2 of the Company Disclosure Schedule sets forth the name of each holder of Company Options, as well as the number of Company Options held by each such holder, the number of shares of Common Stock for which each such Company Option is exercisable, the vesting schedule for each such Company Option and the price per share of Common Stock for which each such Company Option is exercisable (without taking into account whether or not such Company Option is in fact exercisable on the date hereof). The Company has delivered to Parent true, accurate and complete copies of each plan or agreement pursuant to which any Company Option has been granted, including any and all amendments thereto.

                  Section 4.2.3 No Other Capital Stock or Company Options. Except for the Common Stock, Preferred Stock and Company Options referred to in Sections 4.2.1 and 4.2.2 above and as set forth Schedules 4.2.1 and 4.2.2 of the Company Disclosure Schedules, respectively, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Company from the Company. Except for the aggregate of one million seven hundred and seventy-six thousand (1,776,000) shares of Common Stock reserved for issuance upon exercise of outstanding Company Options and sufficient shares of Common Stock reserved for issuance upon conversion of the outstanding shares of Preferred Stock, no shares of capital stock of the Company are reserved for issuance. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exchangeable for securities having the right to vote) on any matter.

                  Section 4.2.4 No Other Agreements. Except as contemplated by this Agreement and the Ancillary Agreements and except as set forth on Schedule
4.2.4 of the Company Disclosure Schedule, there are no outstanding contractual obligations between the Company and any of its security holders (i) restricting the transfer of; (ii) affecting the voting rights of; (iii) requiring or allowing the repurchase, redemption or disposition of, or containing any right of first refusal with respect to; (iv) requiring the registration or sale of; or
(v) granting any preemptive or antidilutive right with respect to, any shares of Common Stock, Preferred Stock or any capital stock of, or other equity interests in, the Company.

                  Section 4.2.5 Valid Issuances. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive rights in respect thereto. All outstanding securities of the Company, including all outstanding options to purchase securities of the Company, have been issued in compliance with all applicable state and federal securities Laws. The stock ledgers that have been delivered by the Company to Parent are complete and accurate and the related stock records that have been delivered by the Company to Parent are complete and accurate in all material respects.

          Section 4.3 Authority; No Violation. The Company has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and, subject to the Shareholder Consent, to perform its obligations hereunder and thereunder and to consummate the Merger and other Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the Merger and the other Transactions contemplated hereby and thereby have been duly and validly approved by the board of directors of the Company, and, except for the Shareholder Consent, no other proceedings on the part of the Company are necessary to approve this Agreement or the Ancillary Agreements to which the Company is a party or to authorize or consummate the Merger and other Transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is a party have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party by each of the other parties hereto and thereto) constitute or will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity).

          Section 4.4 Consents and Approvals. Except for those consents, approvals and notices set forth on Schedule 4.4 of the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement or the Ancillary Agreements to which the Company is a party nor the consummation by the Company of any of the Transactions contemplated hereby or thereby, nor compliance by the Company or any of its Affiliates with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company or (ii) (A) violate, conflict with or require any notice, filing, consent, waiver or approval under any material Applicable Law to which the Company or any of its respective properties, contracts or assets are subject (except for the filing of the Certificate of Merger, an amended and restated articles of incorporation in accordance with Section 2.4 and federal and state securities laws filings), or
(B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon the Preferred Stock, the Common Stock or any Encumbrance, other than a Permitted Encumbrance, upon the properties, Scheduled Contracts or assets of the Company under, or require any notice, approval, waiver or consent under, any Contract.

          Section 4.5 Financial Statements.

                  Section 4.5.1 The Company has delivered to Parent true, correct and complete copies of (i) the unaudited balance sheet of the Company as of March 31, 2006 and the related statements of operations and changes in shareholders' equity for the three (3) months ended March 31, 2006 (the statements referred to in this clause (i) (including the balance sheet), the "Interim Period Company Financial Statements" and the balance sheet as of March 31, 2006, the "Interim Period Company Balance Sheet"); and (ii) the audited balance sheets of the Company as of and for the fiscal years ended December 31, 2003, 2004 and 2005, and the related statements of operations and changes in shareholders' equity for the fiscal years ended December 31, 2003, 2004 and 2005 (the statements referred to in this clause (ii) (including the balance sheets), the "Company Financial Statements"). The Interim Period Company Financial Statements and the Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of the Company's operations for the fiscal periods therein set forth. Each of the Company Financial Statements and the Interim Period Company Financial Statements have been prepared in accordance with the Company's books and records, the Company's past practice and GAAP consistently applied throughout such fiscal periods, subject to normal year-end audit adjustments and except (A) that the Interim Period Company Financial Statements may be subject to normal year-end audit adjustments that will not be material individually or in the aggregate and (B) for the items listed in Schedule 4.5.1 of the Company Disclosure Schedule.

                  Section 4.5.2 Schedule 4.5.2 of the Company Disclosure Schedule sets forth a true, correct and complete itemization of the accounts receivable (including aging) of the Company as of May 31, 2006 (the "Accounts Receivable"). The Accounts Receivable represent bona fide claims against debtors for sales, services performed or other charges arising on or before the respective dates of recording thereof. All Accounts Receivable have been billed in accordance with the past practice of the Company consistently applied and, to the Knowledge of the Company, are collectible in the ordinary course of business, except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Interim Period Company Balance Sheet, and do not have payment terms in excess of three (3) months.

                  Section 4.5.3 The Company has not incurred any Liability or obligation (absolute, accrued, contingent or otherwise) (other than contractual Liabilities and contractual obligations incurred in the ordinary course) which is required under GAAP to be reflected or reserved against that has not been properly reflected or reserved against in the Company Financial Statements and Interim Period Company Financial Statements.

                  Section 4.5.4 There are no actual outstanding claims against the Company to return any products by reason of alleged overshipments, defective products or otherwise that, individually or in the aggregate, are material to the Company. No outstanding purchase commitment of the Company presently is in excess of the normal, ordinary and usual requirements of the Company Business or contains terms or conditions that are materially more onerous than those usual and customary in the Company Business.

          Section 4.6 Inventory. Schedule 4.6 of the Company Disclosure Schedule sets forth a complete and accurate list of addresses at which Inventory is located and except as set forth therein, no Inventory is held by any Person

(including any Affiliate of the Company) on consignment. All Inventory reflected on the Company Financial Statements and Interim Period Company Financial Statements and all other Inventory acquired by the Company was acquired in the ordinary course of business and in a manner consistent with the Company's regular inventory practices. Except for Excessive or Obsolete Inventory set forth on Schedule 4.6 of the Company Disclosure Schedule, all such Inventory is in good and saleable condition. As of the Closing Date, the Inventory held by the Company is sufficient to enable the Company to perform its obligations following the Closing Date. Adequate reserves have been established on the Company Financial Statements and Interim Period Company Financial Statements and on the books and records of the Company with respect to the Inventory.

          Section 4.7 Contracts.

                  Section 4.7.1 Schedule 4.7.1 of the Company Disclosure Schedule sets forth a complete and accurate list or description of all Contracts, except for "click through" or "shrink-wrap" end user license agreements for commercial, off-the-shelf standard software products entered into in the ordinary course of business: (i) pursuant to which the Company is either obligated to pay or entitled to receive in excess of $20,000 and that is not otherwise required to be disclosed pursuant to subsections (ii) through (xxviii) of this Section 4.7.1; (ii) that are not terminable by the Company within ninety
(90) days from the date of this Agreement without penalty or further obligation on the part of the Company; (iii) that involve payments based on profits or revenues of the Company; (iv) that are notes, mortgages, indentures, letters of credit or other obligations or agreements or other instruments evidencing Debt (excluding trade payables incurred by the Company in the ordinary course of business and consistent with past practice) of the Company; (v) that are collective bargaining agreements with any labor unions or associations representing employees of the Company; (vi) that are for the lease of personal property with an annual base rental obligation of more than $10,000 or a total remaining rental obligation of more than $50,000; (vii) that are outsourcing, employment, management, consulting, service or severance agreements or other agreements or arrangements with any employee, director, consultant or independent contractor of the Company (other than offer letters and employee invention and Proprietary Rights assignment agreements and option agreements, in each case, in the Company's standard forms previously provided to Parent);
(viii) that are non-disclosure agreements or similar agreements pursuant to which the Company is a party or which pertain to the Company Business; (ix) that include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of the Company or any of its Affiliates to compete (geographically or otherwise) in any line of business anywhere in the world; (x) that include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of other Persons to compete (geographically or otherwise) in any line of business anywhere in the world; (xi) that are Contracts with distributors of the Company's products and/or Contracts with agents for the sale of the Company's products; (xii) that obligate the Company to make future payments, contingent or otherwise, arising out of or relating to the acquisition or disposition of any business or securities of other Persons; (xiii) that are with any supplier with respect to the Company Business other than Contracts entered into with such suppliers in the ordinary course of business consistent with past practice and not in excess of $10,000; (xiv) that are Contracts with manufacturers of the

Company's products other than Contracts entered into with such manufacturers in the ordinary course of business consistent with past practice and not in excess of $10,000; (xv) that are with any group purchasing or organization, hospital organization, hospital or surgeon; (xvi) pursuant to which the Company has agreed to encumber, not assert, transfer or sell rights in or with respect to any Proprietary Rights; (xvii) pursuant to which the Company is a party and which provides for the development of any Technology or Proprietary Rights, independently or jointly; (xviii) that are powers of attorney or agency agreements with respect to the Company Business; (xix) pursuant to which the Company is a party and pursuant to which any Person is authorized or permitted to use any Proprietary Rights; (xx) pursuant to which the Company is a party and pursuant to which the Company acquired or is authorized to use any Intellectual Property Rights of any current or former employee or other third party; (xxi) to license or authorize any third party to manufacture or reproduce any products or Technology under Proprietary Rights; (xxii) obligating the Company to provide source code to any third party for Proprietary Rights; (xxiii) granting a license to Proprietary Rights or granting any distribution rights; (xxiv) granting an exclusive license to Proprietary Rights or granting any exclusive distribution rights; (xxv) entered into by the Company with any Affiliate of the Company; (xxvi) that are joint venture agreements or joint product development agreements relating to the Company Business; (xxvii) entered into other than in the ordinary course; or (xxviii) that are material written amendments, supplements or modifications in respect of any of the foregoing specified in subsections (i) through (xxvii) of this Section 4.7.1 (collectively, the "Scheduled Contracts").

                  Section 4.7.2 Schedule 4.7.2 of the Company Disclosure Schedule sets forth a complete and accurate list of all material oral commitments that the Company has made to its customers with respect to the products and services of the Company other than such oral commitments made in the ordinary course of business consistent with past practice.

                  Section 4.7.3 As of the date hereof, each of the Contracts is a legal, valid and binding obligation of the Company (assuming the due authorization, execution and delivery by the other parties thereto), is in full force and effect and enforceable against the Company in accordance with its terms, and, to the Knowledge of the Company, is in full force and effect and enforceable against all parties thereto other than the Company, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by the availability of equitable remedies (whether in proceedings at law or in equity). The Company has not received notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts. The Company has performed all obligations required to be performed by it to date under the Contracts where nonperformance would result in a material breach of or default under any such Contract, or result in the termination, cancellation or acceleration of, or cause the loss or material modification of any right, or the imposition or material modification of any obligation under any such Contract. Except as set forth on Schedule 4.7.3 of the Company Disclosure Schedule, following the Closing, the Surviving Corporation will be permitted to exercise all of the Company's rights under the Contracts to the same extent the Company would have been able to had the Merger not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payment which the Company would otherwise be required to pay.

                  Section 4.7.4 Except as set forth on Schedule 4.7.4 of the Company Disclosure Schedule, true, correct and complete copies of each of the written Scheduled Contracts, together with all material amendments, modifications or other changes thereto, have been provided to Parent.

                  Section 4.7.5 Except as set forth on Schedule 4.7.5 of the Company Disclosure Schedule, each Sales Agency and Distribution Agreement set forth on Schedule 4.7.1 of the Company Disclosure Schedule is substantially in the form attached hereto as Schedule 4.7.5 of the Company Disclosure Schedule.

          Section 4.8 Regulatory Matters.

                  Section 4.8.1 To the Knowledge of the Company, all of the products sold by the Company are classified as Class I and Class II Medical Devices (as defined in Title 21 of the Code of Federal Regulations (CFR), Parts 862-892). The Company, and the products sold by the Company, are in compliance in all material respects with all current and otherwise applicable statutes, rules, regulations, standards, guides or orders administered or issued by the FDA and all other Governmental Authorities (except for environmental agencies or bodies) having regulatory authority over the products of the Company (except with respect to environmental matters) and the Company.

                  Section 4.8.2 Except as set forth on Schedule 4.8.2 of the Company Disclosure Schedule, since its founding, the Company has not received any of the following communications and, to the Company's Knowledge, no facts exist which furnish any reasonable basis for, any Notice of Inspectional Observation (Form FDA 483), Notice of Adverse Findings, FDA Warning Letters,
Section 305 notices, subpoena, an Unacceptable Determination under a GWQAP or other similar communication by any Governmental Authority, and there have been no recalls, field notifications, safety alerts or seizures required or threatened relating to the products sold by the Company.

                  Section 4.8.3 Except as set forth on Schedule 4.8.3 of the Company Disclosure Schedule, since its founding, the Company has neither filed any premarket approval applications ("PMA") nor received any premarket notification ("510(k)") clearance or concurrence letters from the FDA. Schedule
4.8.3 of the Company Disclosure Schedule contains a complete list of all of the Company's products not marketed under an approved PMA or 510(k).

                  Section 4.8.4 Since its founding, the Company has not filed any investigational device exemptions ("IDE") and has not conducted any clinical investigations under an IDE.

                  Section 4.8.5 To the Company's Knowledge, there are no facts which are reasonably likely to cause: (i) the denial, withdrawal, recall or suspension of any product sold or intended to be sold by the Company; (ii) a change in the marketing classification or labeling of any such products; or
(iii) a termination or suspension of marketing of any such products.

                  Section 4.8.6 During the past five (5) years no products manufactured, marketed or sold by the Company or in connection with its business have been recalled or subject to a field notification (whether voluntarily or otherwise) and no Proceedings have occurred (whether completed or pending) seeking to recall, suspend or seize an product sold or proposed to be sold by the Company or in connection with the Company Business.

                  Section 4.8.7 Except as set forth on Schedule 4.8.7 of the Company Disclosure Schedule, since its founding, the Company has not received any FDA inspection reports and the FDA has not inspected the Company's facilities. The Company has furnished Parent with access to selected internal audit reports (as required by 21 C.F.R. Part 820, Section 820.22) conducted by the Company since its founding. Schedule 4.8.7 of the Company Disclosure Schedule contains an accurate and complete list of all such internal audit reports.

                  Section 4.8.8 Except as set forth on Schedule 4.8.8 of the Company Disclosure Schedule, during the past five (5) years the Company has not filed any Medical Device Reports (pursuant to 21 C.F.R. Part 804).

                  Section 4.8.9 The Company has made available to Parent all complaints maintained by the Company (as required by 21 C.F.R. Part 820) and all Product Experience Reports received or compiled by the Company during the past five (5) years. Schedule 4.8.9 of the Company Disclosure Schedule contains a complete list of all such complaints and Product Experience Reports received or compiled by the Company during the past five (5) years.

                  Section 4.8.10 The Company has made available to Parent copies of all labels for all of the Company's products in the Company's possession. All labels are in material compliance with all applicable FDA and similar federal, state, local and foreign requirements.

                  Section 4.8.11 Except as set forth on Schedule 4.8.11 of the Company Disclosure Schedule, the Company has not obtained any regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by the Company.

          Section 4.9 Employment Matters.

                  Section 4.9.1 List of Plans. Schedule 4.9.1 of the Company Disclosure Schedule sets forth a complete list of each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (whether or not subject to ERISA) and any other plan, policy, program practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate (as defined below), which are now, or were within the past six (6) years, maintained, sponsored or contributed to by the Company or any ERISA Affiliate, or under which the Company has or may have any obligation or Liability, whether actual or contingent, including, without limitation, all such incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements (each a

"Company Benefit Plan"). For purposes of this Agreement, "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company that, together with the Company, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  Section 4.9.2 Deliveries. With respect to each Company Benefit Plan, the Company has delivered or made available to Parent complete copies of
(i) each Company Benefit Plan (or, if not written, a written summary of its material terms), including without limitation all plan documents, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (ii) all summaries and summary plan descriptions, including any summary of material modifications (iii) the most recent annual reports (Form 5500 series) filed with the IRS with respect to such Company Benefit Plan, (iv) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a letter, (vi) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Company Benefit Plan, and (vii) all filings made with any Governmental Authority (other than filings made in the ordinary course), including but not limited any filings under the Employee Plans Compliance Resolution System or the Department of Labor Delinquent Filer Program.

                  Section 4.9.3 General Compliance. Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all Applicable Laws, including ERISA, federal and state securities laws and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Financial Statements prior to the date of this Agreement to the extent required to be so reflected or incorporated therein under Applicable Law, GAAP or otherwise. With respect to each Company Benefit Plan, all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Authority and all material notices and disclosures have been timely provided to participants. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any material Liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other Applicable Law.

                  Section 4.9.4 Tax Qualification of Plans. Each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k) or
Section 4975(e)(7) of the Code either (i) has received a favorable determination letter from the IRS as to its qualified status, (ii) may rely upon a favorable prototype opinion letter from the IRS, or (iii) the remedial amendment period for such Company Benefit Plan has not yet expired, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code complies in all material respects with Applicable Laws, and to Company's Knowledge no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

                  Section 4.9.5 Prohibited Transactions, Legal Actions, Ability to Amend, and Deductibility. To the Company's Knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in Liability to the Company or any ERISA Affiliate. Except as set forth on Schedule 4.9.5 of the Company Disclosure Schedule, each Company Benefit Plan subject to ERISA can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without Liability (other than (A) Liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, Liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such Liability or such Liability is reflected on the most recent balance sheet included in the Company Financial Statements prior to the date of this Agreement). Neither the Company, nor to the Knowledge of the Company, any other Person or entity has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither the Company or any ERISA Affiliate has any Liability under ERISA Section 502. All contributions and payments to such Company Benefit Plan are deductible under Code Sections 162 or 404. No circumstances exist that could result in excise taxes being imposed upon the Company under Chapter 43 of the Code.

                  Section 4.9.6 Title IV of ERISA. No Company Benefit Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA) ("Multiemployer Plan") or other pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has sponsored, maintained, participated in, contributed to, or has been required to participate in or contribute to a Multiemployer Plan or other pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code. None of the assets of Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

                  Section 4.9.7 Change in Control. Except as set forth in
Section 2.6.6 and as set forth on Schedule 4.9.7 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated hereby will result in any payment, acceleration or creation of any rights of any Person to benefits under any Company Benefit Plan. Except as set forth on Schedule 4.9.7 of the Company Disclosure Schedule, no amount that could be received (whether in cash, property, the vesting of property or otherwise) as a result of or in connection with the consummation of the Transactions, by any employee, officer, director or other service provider of the Company who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). Set forth on Schedule 4.9.7 of the Company Disclosure Schedule is the amount of any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) payable to any employee, officer, director or other service provider of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) as a result of or in connection with the consummation of the Transactions.

                  Section 4.9.8 Retiree Health/COBRA. Except as required by Applicable Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. The Company and each ERISA Affiliate is in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

                  Section 4.9.9 Code Section 409A. Except as set forth in
Schedule 4.9.9 of the Company Disclosure Schedule, no Company Benefit Plan or payment or benefit provided pursuant to any Company Benefit Plan between the Company and any "service provider" (within the meaning of Section 409A of the Code), including the grant, vesting or exercise of any stock option or stock appreciation right, will or may provide for the deferral of compensation subject to Section 409A of the Code, whether pursuant to the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) or otherwise. Each Company Benefit Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005 through the date hereof. The exercise price of each Company Option not grandfathered under Section 409A of the Code (without regard to any loss of grandfathering resulting from the Transactions contemplated in this Agreement) is not less than the fair market value (within the meaning of Section 409A of the Code and the Treasury regulations and other IRS guidance issued thereunder) of the underlying Common Stock on the date the Company Option was granted.

                  Section 4.9.10 Withholding and Classification. The Company has withheld and paid all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to its employees, independent contractors and other service providers, and is not liable for any arrears of wages or any taxes or any penalty for failure to withhold or pay such amounts. The Company has properly classified all individuals providing services to the Company as employees or non-employees for all relevant purposes.

                  Section 4.9.11 Foreign Plans. With respect to each employee benefit plan, program, or other arrangement providing compensation or benefits to any employee or former employee of the Company (or any dependent thereof) which is subject to the laws of any jurisdiction outside of the United States (the "Foreign Plans"): (i) such Foreign Plan has been maintained in all material respects in accordance with all applicable requirements and all Applicable Laws,
(ii) if intended to qualify for special tax treatment, such Foreign Plan meets all requirements for such treatment, (iii) if intended or required to be funded and/or book-reserved, such Foreign Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iv) no material Liability exists or reasonably could be imposed upon the assets of the Company by reason of such Foreign Plan.

                  Section 4.9.12 Company Business Employees.

                       (a) Schedule 4.9.12 of the Company Disclosure Schedule sets forth a complete and accurate list (giving name, job title, credited service, current annual compensation (including a separate statement of base salary, bonus and benefits for each individual)) of each employee of the Company. The Company is not delinquent in payments to any employee, consultant or independent contractor for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employee. The Company is in compliance in all material respects with all Applicable Law respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours. The Company is not liable for any nonpayment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

                       (b) There are no pending claims against the Company under any workers' compensation plan or policy or for long-term disability. The Company is not bound by or subject to (and none of its assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending or, to the Knowledge of the Company, threatened. The Company has not, during the three-year period prior to the date of this Agreement, received any demand letters, suits, drafts of suits, or administrative claims of or from any of its employees. There are no controversies pending or, to the Knowledge of the Company, threatened, between the Company and any of its employees, consultants or independent contractors, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Authority.

                       (c) The Company has no Knowledge that any of its employees, consultants or independent contractors are obligated under any Contract, or subject to any Judgment, decree or order of any Governmental Authority, that would materially interfere with the use of their efforts to promote the interests of the Company or that would conflict with the Company Business. Except as set forth on Schedule 4.9.12 of the Company Disclosure Schedule, each current employee, consultant and independent contractor of the Company has executed a non-disclosure of confidential and/or proprietary information agreement with respect to the confidential and/or proprietary information made available to each such employees, consultants and independent contractors during the term of and within the scope of such employee's, consultant's or independent contractor's employment with or services for the Company. Each current employee, consultant and independent contractor has executed a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology and Intellectual Property Rights created by such employees, consultants or independent contractors in the scope of his or her services or employment for the Company. To the Company's Knowledge, no current or former employee, consultant or independent contractor of the Company is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, nondisclosure or noncompetition or any other Contract with any other party by virtue of such employee, consultant or independent contractor being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission.

                  Section 4.9.13 Employee Claims. To the Knowledge of the Company no employee or former employee has any cause of action or other claim against the Company or any of its directors or officers under federal or state employee discrimination or sexual harassment laws including claims under Title VII of the Civil Rights Act of 1964.

                  Section 4.9.14    Company Options.

                       (a) Each Company Option Plan and each issuance of Company Options has been administered in all material respects in accordance with its terms and all Applicable Laws, including federal and state securities laws and the Code. With respect to each Company Option Plan and each issuance of Company Options, all tax, annual reporting and other governmental filings required by federal and state securities laws and the Code have been timely filed with the appropriate Governmental Authority and all material notices and disclosures have been timely provided to participants and recipients. With respect to the Company Option Plans and the Company Options, no event has occurred and there exists no condition or set of circumstances in connection with which the Company could be subject to any material Liability under the terms of, or with respect to, each Company Option Plan, the Company Options, federal and state securities laws, the Code or any other Applicable Law.

                       (b) Except as set forth in Schedule 4.9.14 of the Company Disclosure Schedule, no Company Option Plan or issuance of Company Options between the Company and any "service provider" (within the meaning of Section 409A of the Code), including the grant, vesting or exercise of any stock option or stock appreciation right, will or may provide for the deferral of compensation subject to Section 409A of the Code, whether pursuant to the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) or otherwise. Each Company Option Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005 through the date hereof. The exercise price of each Company Option not grandfathered under Section 409A of the Code (without regard to any loss of grandfathering resulting from the Transactions contemplated in this Agreement) is not less than the fair market value (within the meaning of Section 409A of the Code and the Treasury regulations and other IRS guidance issued thereunder) of the underlying Common Stock on the date the Company Option was granted.

                       (c) The Company has withheld and paid all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to its employees, independent contractors and other service providers, and is not liable for any arrears of wages or any taxes or any penalty for failure to withhold or pay such amounts. The Company has properly classified all individuals providing services to the Company as employees or non-employees for all relevant purposes.

          Section 4.10 Tax Matters.

                  Section 4.10.1 All Tax Returns required to be filed by or with respect to the Company have been timely filed (taking into account any applicable extensions of time to file) with the appropriate Governmental Authority, and all such Tax Returns are accurate and complete in all material respects. Except as set forth on Schedule 4.10.1 of the Company Disclosure Schedule, the Company is not currently the beneficiary of any extension of time to file any such Tax Return. Complete and accurate copies of all Tax Returns of the Company for all open Tax Periods have been delivered or otherwise made available to Parent.

                  Section 4.10.2 The Company has timely paid all Taxes due and payable. The accruals and reserves with respect to Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Interim Period Company Balance Sheet are adequate to cover all Taxes of the Company accruing or payable with respect to Tax Periods (or portions thereof) ending on or before the date of the Interim Period Company Balance Sheet. All Taxes of the Company attributable to Tax Periods (or portions thereof) commencing after the date of the Interim Period Company Balance Sheet have arisen in the ordinary course of business.

                  Section 4.10.3 The Company is in material compliance with, and their records contain all information and documents necessary to comply with, all applicable information reporting and withholding requirements under federal, state, local and foreign Tax Laws. All Taxes required by Law to be withheld or collected by the Company has been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Authority. The Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Company otherwise would have been obligated to collect or withhold Taxes.

                  Section 4.10.4 There are no Encumbrances for Taxes (other than Permitted Encumbrances) on any of the assets of the Company. The Company has not elected nor is required to treat any of its assets as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code or under any comparable provision of state, local or foreign Tax Law. None of the assets of the Company is required to be treated for Tax purposes as being owned by any other Person.

                  Section 4.10.5 No deficiencies for Taxes or other assessments relating to Taxes have been claimed, proposed or assessed against the Company. There are no ongoing, pending or, to the Knowledge of the Company, threatened audits, investigations, examinations or other administrative or judicial proceedings relating to the Liability for any Taxes of the Company, and there are no matters under discussion with any Governmental Authority with respect to the Liability for any Taxes of the Company. No power of attorney has been executed by or on behalf of the Company with respect to any matters relating to Taxes that is currently in force, except for that required by ADP to file payroll Tax Returns on behalf of the Company. No extension or waiver of a statute of limitations relating to Taxes is in effect with respect to the

Company. No claim has ever been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction.

                  Section 4.10.6 The Company has not requested or received any ruling from any Governmental Authority, or signed any binding agreement with any Governmental Authority, that would impact the amount of any Tax Liability of the Company for a Post-Closing Tax Period. The Company will not be required to recognize for Tax purposes in a Post-Closing Tax Period any income or gain that otherwise would have been required to be recognized under the accrual method of accounting in a Pre-Closing Tax Period as a result of any change in the method of accounting of the Company (other than any change in accounting method mandated by Parent) or otherwise deferring the recognition of income or gain to a Post-Closing Tax Period as a result of the accounting method used in a Pre-Closing Tax Period.

                  Section 4.10.7 The Company has never been a member of any affiliated group of corporations which has filed a combined, consolidated or unitary income Tax Return for federal, state, local or foreign Tax purposes. The Company is not liable for the Taxes of any Person under Treasury Regulation
Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, as a transferee or successor, by contract, or otherwise.

                  Section 4.10.8 The Company is not a party to any Tax sharing, indemnity, allocation or similar agreements. The Company has no contractual obligations to indemnify any other Person with respect to Taxes.

                  Section 4.10.9 The Company is not a party to any joint venture, partnership or other agreement, arrangement or contract that is treated as a partnership for Tax purposes.

                  Section 4.10.10 The Company has not entered into or participated in (i) any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b) or (ii) any confidential corporate tax shelter within the meaning of Section 6111(d) of the Code and Treasury Regulation
Section 301.6111-2, as in effect prior to the enactment of the American Jobs Creation Act of 2004.

                  Section 4.10.11 The Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          Section 4.11 Legal Proceedings.

                  Section 4.11.1 Except as set forth on Schedule 4.11.1 of the Company Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature (collectively, "Proceedings") pending or, to the Knowledge of the Company, threatened (i) against the Company, any of its officers or directors (in their capacity as such), any of the Company Assets or the Company Business or that challenge the validity or propriety of the Transactions; (ii) to the Knowledge of the Company, involving any of the Company's products; (iii) against the Company, any of its officers or directors (in their capacity as such), any of the Company Assets or the Company Business that would reasonably be expected to, individually or in the aggregate, materially affect the operation or conduct of the Company Business or the use of the Company Assets in any jurisdiction where the Company conducts material business or, if determined adversely, would reasonably be expected to result in Damages to the Company in excess of $100,000, or (iv) challenging the Company's right to use any products owned or licensed by any of the Company's vendors. There is no Judgment imposed upon the Company or any of the Company Assets or the Company Business. The Company has not made or accrued for, and is not currently obligated to make or provide, or will not become obligated to make or provide, any payments or compensation to any Person related to the termination of the Company's sales agency relationship with Chris Warren and/or Hoosier Medical, Inc. described on Schedule 4.11.1 of the Company Disclosure Schedule.

                  Section 4.11.2 Except as set forth on Schedule 4.11.2 of the Company Disclosure Schedule, (i) to the Knowledge of the Company, no officer, director or employee or any member, partner or joint venture with the Company, has been permanently or temporarily enjoined or barred by any Judgment of any Governmental Authority or private arbitration tribunal from engaging in or continuing any conduct or practice in connection with the Company, (ii) there is not in existence any Judgment of any Governmental Authority or private arbitration tribunal requiring the Company to take any action of any kind which is not required generally of other entities in businesses similar to the business currently conducted by the Company or to the Company is subject or to which the Company is bound, (iii) there is not in existence any Judgment of any Governmental Authority or private arbitration tribunal that impose material financial obligations on the Company, and (iv) the Company is not in default with respect to any Judgment of any Governmental Authority, and there are no unsatisfied Judgments against the Company.

          Section 4.12 Compliance with Applicable Law.

                  Section 4.12.1 The Company holds, and at all times since January 1, 2003 has held, and at Closing will hold, all material licenses, franchises, decrees, permits and authorizations required under Applicable Law (collectively, "Permits") for the lawful ownership, operation and use of the Company Assets and the conduct of the Company Business. The Company is not in default under any Applicable Law relating to the Company or any of the Company Assets or operations in any material respect, and there are no outstanding material violations of any of the above, and the Company has not received notice asserting any such violation. The Company has been and is in compliance with all Permits in all material respects. Schedule 4.12.1 of the Company Disclosure Schedule sets forth a true and complete list of all Permits currently held by the Company.

                  Section 4.12.2 No Governmental Authority has provided notice to the Company of, and, to the Knowledge of the Company, no Governmental Authority has otherwise initiated or threatened to commence, any proceeding or investigation into the business or operations of the Company or any of its officers, directors or employees in their capacity as such with the Company and, to the Knowledge of the Company, no such proceedings or investigations are contemplated. There is no unresolved deficiency, violation or exception claimed or asserted by any Governmental Authority with respect to any examination of the Company.

          Section 4.13 Environmental Matters. The Company (i) is and has been in compliance in all material respects with all applicable Environmental Laws and is not subject to any material Liability under any Environmental Laws, and (ii) holds all Environmental Permits necessary to conduct its current operations, which Environmental Permits are valid uncontested and in good standing. The Company has not retained or assumed either contractually or, to the Knowledge of the Company, by operation of law any Liability of any other Person under any Environmental Law. The Company has not received any notice, demand letter, claim or request for information alleging that the Company may be in violation of, or liable under, any Environmental Law. The Company has not entered into or agreed to any consent decree or order or is subject to any Judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of the Company, threatened with respect thereto. The Company is not an indemnitor in connection with any claim to the Knowledge of the Company threatened or asserted by any third-party indemnitee for any Liability under any Environmental Law or relating to any Hazardous Materials. The Company does not use any Hazardous Materials in the conduct or operation of the Company Business, and to the Knowledge of the Company no Hazardous Materials are present at any real properties owned or leased by the Company. None of the real property owned or leased by the Company is listed or proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup. The Company has delivered to, or made available for review by, Parent true and complete copies of all environmental assessments or audit reports or other similar studies or analyses relating to the Company Business or any real property owned or leased by the Company.

          Section 4.14 Properties. The Company has good and marketable title to, or valid leasehold interests in, all of its properties. All such properties, other than properties in which the Company has a leasehold interest, are free and clear of all Encumbrances, other than Permitted Encumbrances. The Company has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such leases. The Company has no obligation to perform any construction of material tenant improvements involving costs in excess of $20,000 under any lease. Schedule 4.14 of the Company Disclosure Schedule sets forth a complete list, as of the date of this Agreement, of all real property and interests in real property owned or leased by the Company and a true and complete list of all personal property, equipment and fixtures (other than items or categories of items having a book value of less than $10,000 individually) owned by the Company, all of which personal property, equipment and fixtures are in good condition, normal wear and tear excepted.

          Section 4.15 Insurance. Schedule 4.15 of the Company Disclosure Schedule contains a true, correct and complete list of all policies of fire, Liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Company Business (the "Company Insurance Policies"), including the named insured(s) and all beneficiaries thereunder, true and complete copies of which have been delivered to, or made available for review by, Parent. To the Knowledge of the Company, all Company Insurance Policies are valid, outstanding and enforceable policies and provide insurance coverage for the Company Assets and operation of the Company Business, of the kinds, in the amounts and against the risks required to

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comply with Applicable Law and/or any contractual or other obligations. The
Company has not been refused any insurance with respect to any aspect of the operations of its business. All premiums payable under each such policy have been paid and no notice of cancellation or termination has been received by the Company or its Affiliates with respect to any such policy. The Company has not reserved against in the Interim Company Financial Statements (and is not required under GAAP to reflect or reserve against), and does not have any Knowledge of, any threatened notice regarding any actual or possible refusal of any coverage or rejection of any material claims under any Company Insurance Policy. The activities and operations of the Company has been conducted in a manner so as to conform in all material respects to all applicable provisions of the Company Insurance Policies.

          Section 4.16 Proprietary Rights.

                  Section 4.16.1 Except as set forth on Schedule 4.16.1 of the Company Disclosure Schedule, the Company, owns, possesses or otherwise controls or has the right to use the Intellectual Property Rights necessary for the operation of the Company Business as presently conducted. The Company is the exclusive owner or a licensee of the Proprietary Rights necessary for the operation of the Company Business as presently conducted. Except as set forth on
Schedule 4.16.1 of the Company Disclosure Schedule, to the Knowledge of the Company, no Person who has licensed Technology or Proprietary Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Proprietary Rights except where possession of such ownership rights or license rights to improvements by such Person would not have a Company Material Adverse Effect. To the Knowledge of the Company, except as set forth on Schedule 4.16.1 of the Company Disclosure Schedule, each item of the Proprietary Rights owned by the Company that is necessary for the operation of the Company Business as presently conducted is valid and subsisting. In each case in which the Company has acquired any Proprietary Rights from any Person, where such Proprietary Rights are necessary for the operation of the Company Business as presently conducted, except as set forth on Schedule 4.16.1 of the Company Disclosure Schedule, the Company has obtained, to the Knowledge of the Company, a valid and enforceable assignment, license or other grant sufficient to transfer to the Surviving Corporation such rights in such Proprietary Rights as are necessary for the Company Business as presently conducted. The Company has recorded in the United States Patent & Trademark Office (the "PTO") or the U.S. Copyright Office, as applicable, any assignments of ownership to the Company or a subsidiary of a United States Patent, a United States Trademark Registration, or a United States Copyright Registration, as appropriate. The Company has not claimed "small entity status" with the United States Patent & Trademark Office in connection with any U.S. patent application filings or fee payments except where at the time such claim was made the Company met the statutory requirements for such status.

                  Section 4.16.2 There are no outstanding Encumbrances of any kind relating to the Proprietary Rights owned by the Company, nor is the Company bound by or a party to any Encumbrances of any kind with respect to the Intellectual Property Rights owned by the Company. Schedule 4.16.2 of the Company Disclosure Schedule lists all material Contracts to which the Company is a party with respect to any Technology or Proprietary Rights. Except as set forth in Schedule 4.16.2 of the Company Disclosure Schedule, the Company is not in breach of nor has it failed to perform under any of the foregoing Contracts

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

and, to the Knowledge of the Company, no other party to any such Contracts is in breach thereof or has failed to perform thereunder. The Company does not have an explicit or, to the Knowledge of the Company, implied legal obligation, absolute or contingent, to any Person to sell, transfer or assign any of the Proprietary Rights owned by the Company. The Company has not made any assignment or granted any license, and is not under any obligation to grant any such license or rights, to any Person, under any of the Proprietary Rights owned by the Company. None of the Contracts listed in Schedule 4.16.2 of the Company Disclosure Schedule grants, or sets forth or creates an obligation to grant, any third party exclusive rights in, to or under any of the Proprietary Rights, or grants, or sets forth or creates an obligation to grant, any third party the right to sublicense any of the Proprietary Rights.

                  Section 4.16.3 Except as set forth on Schedule 4.16.3 of the Company Disclosure Schedule, the Company has no Knowledge of any facts or circumstances that would render the Proprietary Rights owned by the Company invalid or unenforceable. Except as set forth on Schedule 4.16.3 of the Company Disclosure Schedule, to the Company's Knowledge, there is and has been no unauthorized use, disclosure, infringement, or misappropriation, or notice of invalidity or unenforceability, of any Proprietary Rights owned by the Company, by any third party, including for example any employee or former employee of the Company. Except as set forth on Schedule 4.16.3 of the Company Disclosure Schedule, with respect to the Proprietary Rights, no claim has been asserted or suggested, no threat or inquiry has been made, no notification has been received regarding third party Intellectual Property Rights, and no litigation, arbitration or other adversary proceeding is pending, or, to the Company's Knowledge, is threatened. To the Company's Knowledge, none of the Proprietary Rights owned by the Company is subject to any pending or threatened outstanding order, contract, stipulation, proceeding, or notification, including without limitation any pending interference, opposition, cancellation, reissue, reexamination, or other challenge or adversarial proceeding, restricting in any manner the use, transfer, or licensing by the Company of any Intellectual Property Rights, or which may affect the validity, use or enforceability of any of the Proprietary Rights owned by the Company. Except as set forth on Schedule
4.16.3 of the Company Disclosure Schedule, the Company has not obtained a legal opinion analyzing or assessing the validity or scope of any Proprietary Rights. Except as set forth on Schedule 4.16.3 of the Company Disclosure Schedule, no freedom to operate, patent clearance, right to market or right to use studies or analyses have been performed by or on behalf of the Company with respect to the Intellectual Property Rights of third parties. To the Company's Knowledge, the conduct of the Company Business as presently conducted does not infringe or misappropriate any Intellectual Property Rights of any third party of any Person anywhere in the world. The Company has not within the past three (3) years received any communications alleging that the Company has violated any of the Intellectual Property Rights of any other Person. The Company has not within the past three (3) years brought any action, suit or proceeding for infringement or misappropriation of, or declaration regarding, any Proprietary Rights, breach of any agreement relating to Intellectual Property Rights, or violation of any covenant not to compete.

                  Section 4.16.4 Except as set forth on Schedule 4.16.4 of the Company Disclosure Schedule, all material Technology owned by the Company used in or necessary to the conduct of the Company Business were written or created solely by either (i) an employee of the Company acting within the scope of his employment who has assigned all of his rights in such Technology, including Intellectual Property Rights therein, to the Company or (ii) by non-employees

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

who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company. To the Company's Knowledge, no current or former employee, consultant or independent contractor of the Company has developed any Technology or other copyrightable, patentable or otherwise proprietary work for the Company that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted, or is obligated to assign or otherwise grant, to any third party any rights (including Intellectual Property Rights) in or to such Technology or other copyrightable, patentable or otherwise proprietary work.

                  Section 4.16.5 Schedule 4.16.5 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all patents, trademark registrations or applications and copyright registrations or applications for which the Company has made a filing or registered with a Governmental Authority in the United States or a foreign country or which are material to the operation of the Company Business held by, or under obligation of assignment to, the Company and (ii) all applications therefor together with the name of the owner thereof. Each Proprietary Right listed in Schedule 4.16.5 of the Company Disclosure Schedule (A) is, to Company's Knowledge, in proper form and (B) has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions, and the Patents described in Schedule 4.16.5 of the Company Disclosure Schedule are subsisting. All necessary registration, maintenance and renewal fees in connection with registered Proprietary Rights have been paid and all necessary documents and certificates in connection with registered Proprietary Rights have been filed with the relevant Patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Proprietary Rights. Except as set forth on Schedule 4.16.5 of the Company Disclosure Schedule, there are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any registered Proprietary Rights. Each owner listed in Schedule 4.16.5 of the Company Disclosure Schedule is listed in the records of the appropriate Governmental Authority as the sole owner of record. The Company has, or will have as of the Closing Date, obtained agreements from all necessary Persons to provide necessary and reasonable assistance in perfecting the Company's rights of ownership or exclusive license to any Patents. Other than the Proprietary Rights listed in Schedule 4.16.5 of the Company Disclosure Schedule, (x) no provisional applications, nonprovisional applications, substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, continuations-in-part, parents or other related applications have been filed or issued with respect to Technology used in and/or necessary to the Company Business and owned by the Company, and, to the Knowledge of the Company, as currently planned or contemplated to be conducted by, and (y) no counterpart applications of the Proprietary Rights listed have been filed or issued in any country.

                  Section 4.16.6 To the Knowledge of the Company, no confidential information, trade secret, formula, process, invention or design which is not publicly known or was not, as of the time of disclosure, publicly known ("Confidential Information"), and which is currently necessary to the conduct of the Company Business has been disclosed or authorized to be disclosed by the Company to any Person, except in the ordinary course of business or

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

pursuant to an obligation of confidentiality binding upon said Person. The Company has taken all steps that are reasonably required to protect the Company's rights in Confidential Information of the Company or provided by any other Person to the Company and to protect and preserve the confidentiality of all Confidential Information included in the Proprietary Rights. Except as set forth on Schedule 4.16.6 of the Company Disclosure Schedule and without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute a non-disclosure of confidential and/or proprietary information agreement, substantially in the form(s) attached as Schedule 4.16.6 of the Company Disclosure Schedule. To the Company's Knowledge, all use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party protecting such Confidential Information from disclosure. To the Company's Knowledge, all use, disclosure or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement or other legal binding arrangement between the Company and the owner of such Confidential Information, or is otherwise lawful.

                  Section 4.16.7 Except as set forth in Schedule 4.16.7 of the Company Disclosure Schedule, all Proprietary Rights material to the operation of the Company Business as presently conducted will be fully transferable, alienable or licensable by the Surviving Corporation without restriction and without payment of any kind to any third party.

                  Section 4.16.8 Except as set forth on Schedule 4.16.8 of the Company Disclosure Schedule, to the extent that the Company's Technology has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or
(ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property Rights in such Technology. To the Company's Knowledge, to the extent that any third-party Intellectual Property Rights are incorporated into, integrated or bundled with, or used by the Company in the development, manufacture or compilation of any product under Proprietary Rights, or any of the Proprietary Rights relates to any development by the Company that involves the derivation or use of specifications or technical information derived from the products of third parties, the Company has a written agreement with such third party with respect thereto pursuant to which the Company either has obtained complete, unencumbered and unrestricted ownership of, and is the exclusive owner of, or has obtained perpetual, nonterminable licenses sufficient for the conduct of the Company Business.

                  Section 4.16.9 The Company is not and shall not be as a result of the execution or effectiveness of this Agreement, or the performance of its obligations under this Agreement, in material breach of any Contract to which Company is a party relating to any Proprietary Rights (the "Intellectual Property Rights Agreements") in a manner that would have a Company Material Adverse Effect. The consummation of the Transactions will neither result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to the Intellectual Property Rights Agreements, nor give any non-Company party to any Intellectual Property Rights Agreement the right to do any of the foregoing in a manner that would have a Company Material Adverse Effect. Following the Closing, the Surviving Corporation will be permitted to exercise all of the rights of Company under the Intellectual Property Rights Agreements to the same extent the Company would have been able had the

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

Transactions not occurred and without the payment of any material additional amounts or consideration other than ongoing fees, royalties or payments that Company would otherwise be required to pay. Neither the execution or effectiveness of this Agreement nor the performance of the obligations of Company under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of any of the Proprietary Rights, or impair the right of the Surviving Corporation to use, possess, sell or license any of the Proprietary Rights in any manner that would have a Company Material Adverse Effect.

                  Section 4.16.10 Schedule 4.16.10 of the Company Disclosure Schedule lists all material Contracts, between the Company and any other Person, other than ordinary course contracts with customers, wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property Rights of any Person other than the Company.

                  Section 4.16.11 To the Company's Knowledge, there are no Contracts between the Company and any other Person with respect to Patents or exclusive license to Patents that comprise the Proprietary Rights under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

                  Section 4.16.12 Except as otherwise set forth in Schedule
4.16.12 of the Company Disclosure Schedule, to the Knowledge of the Company, the operation of the Company Business, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, Technology or services (including products, Technology or services currently under development) of the Company do not and will not when conducted by the Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction in a manner that would have a Company Material Adverse Effect, and the Company has not during the past two (2) years received notice from any Person claiming that such operation or any act, product, Technology or service (including products, Technology or services currently under development) of the Company infringe or misappropriate any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have any Knowledge of any basis therefor).

                  Section 4.16.13 Neither this Agreement nor the Transactions contemplated by this Agreement, including the assignment to Parent, by operation of law or otherwise, of any Contracts to which the Company is a party, will result in the Surviving Corporation or Parent (i) granting to any third party any right to or with respect to any Technology or Intellectual Property Rights owned by, or licensed to, either of them, (ii) being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company, prior to the Closing.

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

                  Section 4.16.14 Except as set forth in Schedule 4.16.14 of the Company Disclosure Schedule, there are no royalties, fees, honoraria or other payments payable by the Company to a Person by reason of the ownership, development, use, license, sale or disposition of Proprietary Rights, other than salaries and sales commissions paid to employees, consultants or independent contractors of the Company and sales agents in the ordinary course of business.

          Section 4.17 Absence of Certain Changes or Events. Since December 31, 2005, except as contemplated by this Agreement, the Company has conducted its business in the ordinary course consistent with past practices and there has not been any:

                  Section 4.17.1 Company Material Adverse Effect or any event or development that could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, except as set on Schedule 4.17.1 of the Company Disclosure Schedule;

                  Section 4.17.2 failure to operate the Company Business in the ordinary course so as to use all commercially reasonable efforts to preserve the Company Business intact and to preserve the continued services of the Company's employees and the goodwill of suppliers, customers and others having business relations with the Company;

                  Section 4.17.3 resignation or termination of any key employee or independent contractor, officer or manager, or any increase in the rate of compensation payable or to become payable to any officer or manager of the Company (other than pursuant to general, regularly-scheduled reviews), including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Company Benefit Plan, except as set forth on Schedule 4.17.3 of the Company Disclosure Schedule;

                  Section 4.17.4 sale, assignment, license, transfer or Encumbrance of any of the Company Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

                  Section 4.17.5 incurrence of any Liability other than Liabilities incurred since the date of the Interim Period Company Balance Sheet in the ordinary course of business consistent with past practice;

                  Section 4.17.6 new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice or Contracts that are otherwise immaterial to the Company;

                  Section 4.17.7 change in accounting methods or practices by the Company or revaluation by the Company of any of the Company Assets, including writing off or establishing reserves with respect to inventory, notes or Accounts Receivable (other than for which adequate reserves have been previously established);

                  Section 4.17.8 damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Company Assets or the Company Business;

                  Section 4.17.9 declaration, setting aside or payment of any dividend or distribution by the Company in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any equity securities of the Company, except as set forth on Schedule 4.17.9 of the Company Disclosure Schedule;

                  Section 4.17.10 failure to pay any material obligation of the Company when due (except for such obligations the Company is contesting in good faith);

                  Section 4.17.11 cancellation of any Debt (including cancellations made in the ordinary course of business and consistent with past practice that exceed in the aggregate $10,000) or waiver of any rights of substantial value to the Company;

                  Section 4.17.12 Debt incurred by the Company or any commitment to borrow money entered into by the Company (excluding trade payables incurred by the Company in the ordinary course of business and consistent with past practice and Debt incurred under the Line of Credit), any loans made or agreed to be made by the Company, or guaranties by the Company for any Debt;

                  Section 4.17.13 acquisition of any equity interest in any other Person;

                  Section 4.17.14 amendment to the articles of incorporation, bylaws or similar organizational documents of the Company;

                  Section 4.17.15 adoption, modification or termination of any Company Benefit Plan, except as set forth on Schedule 4.17.15 of the Company Disclosure Schedule;

                  Section 4.17.16 waiver of any claim or right having a material value to the Company;

                  Section 4.17.17 material Tax election by the Company, change in the method of Tax accounting of the Company or any compromise or settlement of any Tax liability of the Company; or

                  Section 4.17.18 agreement by the Company directly or indirectly to do any of the foregoing.

          Section 4.18 Sufficiency of and Title to Assets. Except as set forth on Schedule 4.18 of the Company Disclosure Schedule, the Company owns, and upon the consummation of the Transactions, Parent or the Surviving Corporation will own, all right, title and interest in and to all of the properties, assets and rights of any kind, whether tangible or intangible, real or personal (including, without limitation, the Intellectual Property Rights that are presently owned by the Company), used by the Company to conduct the Company Business (the "Company Assets"), free and clear of any Encumbrances, other than Permitted Encumbrances. The Company Assets are sufficient for the continued conduct of the Company Business after the Closing in substantially the same manner as currently conducted. All of the tangible personal property owned or leased by the Company is in good operating condition and repair, subject only to ordinary wear and tear. Except for those licenses, consents and payments set forth on Schedule
4.18 of the Company Disclosure Schedule, no licenses or consents from, or payments to, any Person are or will be necessary for Parent to use any of the Company Assets in substantially the manner in which the Company and its Affiliates have used the Company Assets. No restrictions will exist on Parent's right to sell, resell, license or sublicense any of the Company Assets or engage in the Company Business, nor will any such restrictions be placed on Parent as a consequence of the Merger or any of the other Transactions, except such restrictions that result from Parent's existing restrictions that result from contracts or agreements of Parent or its Subsidiaries. Except as set forth on Schedule 4.18 of the Company Disclosure Schedule, the Company has sole right, title and interest in and to all of the assets on the Interim Period Company Balance Sheet, free and clear of any Encumbrances, other than Permitted Encumbrances.

          Section 4.19 Potential Conflicts of Interest. Except as otherwise set forth on Schedule 4.19 of the Company Disclosure Schedule, neither the Company, nor any director or officer of the Company:

                  Section 4.19.1 owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly traded companies), or is an officer, director, employee or consultant of, any Person that carries on business in competition with the Company;

                  Section 4.19.2 has any claim against, or owes any amount to, the Company, except for claims for salary, commissions, accrued vacation pay and accrued benefits under Company Benefit Plan; or

                  Section 4.19.3 has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for any Liabilities reflected in the Company Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the Company Benefit Plans.

          Section 4.20 Transactions with Affiliates. Except as set forth on
Schedule 4.20 of the Company Disclosure Schedule, no Contract, understanding or arrangement between the Company and any of its directors, officer or security holders will continue in effect subsequent to the Closing Date, except for such rights as pertain to such person as an employee, officer or director of the Company or as a holder of the Company's equity securities. Except as set forth on Schedule 4.20 of the Company Disclosure Schedule, after the Closing, none of the Shareholders or Optionholders will have any interest in any Company Asset. Except as set forth on Schedule 4.20 of the Company Disclosure Schedule, none of the Shareholders or Optionholders provides any material services to the Company other than in his or her capacity as an employee of the Company.

          Section 4.21 Product Warranty. Except as set forth on Schedule 4.21 of the Company Disclosure Schedule, no product of the Company Business manufactured, sold, leased or delivered by the Company is subject to any oral or written guaranty, warranty or other indemnity to its customers with respect to the quality or absence of defects of such product beyond the Company's applicable regular or standard or usual terms and conditions of sale or lease or as otherwise provided by Applicable Law. Except as set forth on Schedule 4.21 of the Company Disclosure Schedule, the Company has delivered to Parent true and correct copies of each of the Company's customer Contracts. There are no claims pending, or to the Knowledge of the Company, anticipated or threatened against the Company with respect to the quality of, or existence of defects in, any such products. The Company has made available to Parent information which is accurate and complete in all material respects, regarding all returns of defective or expired products given or promised to customers during said period, and such information in each case accurately describes as best known to the Company the cause which resulted in the return, allowance or credit. Except as set forth on
Schedule 4.21 of the Company Disclosure Schedule, the Company has not during the past five (5) years paid or been required to pay or received a request or demand for payment of any Damages, including any direct, incidental or consequential damages, to any Person in connection with any such product.

          Section 4.22 Certifications; Product Safety.

                  Section 4.22.1 Except as set forth on Schedule 4.22.1 of the Company Disclosure Schedule, all operations of the Company Business have achieved and maintained all required ISO (International Organization for Standardization) and quality certifications and are compliant, in all material respects, with the applicable FDA Quality System Regulations, and there is no pending or threatened, action to audit, repeal, fail to renew or challenge any such certification. Since June 30, 2003 and except as set forth in Schedule
4.22.1 of the Company Disclosure Schedule, the Company has not been required to file any notification or other report with or provide information to any product safety agency, commission, board or other governmental entity of any jurisdiction concerning actual or potential hazards with respect to any product purchased, distributed, sold or leased, or with respect to services rendered, by the Company, to the extent such products or services relate to the Company Business. Each product distributed, sold, or leased, or service rendered, by the Company related to the Company Business complies in all material respects with all product safety standards of each applicable product safety agency, commission, board or other governmental entity having jurisdiction over the Company Business. The Company, or an agent of the Company, manufactures each product of the Company Business in accordance with each device master record (as such term is defined in the FDA Quality System Regulations) maintained by the Company, or an agent of the Company, for each product of the Company Business.

                  Section 4.22.2 The Company has not received notice that requires, and no development exists that would require, any product recalls or field corrective actions that would or could reasonably be expected to result in a Company Material Adverse Effect.

          Section 4.23 Product Liability Claims. Except as set forth on Schedule
4.23 of the Company Disclosure Schedule, no product liability claims related to the Company Business or any of the Company's products have been made against the Company during the five (5) years preceding the date hereof.

          Section 4.24      Books and Records; Internal Controls.

                  Section 4.24.1 The Company has made and kept (and given Parent access to) its true, correct and complete books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company Business. The minute books of the Company previously delivered to Parent, accurately reflect in all material respects, all action previously taken

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by the Shareholders, board of directors and committees of the board of directors of the Company. The copies of the stock book records of the Company previously delivered to Parent in connection with Parent's due diligence are true, correct and complete, and accurately reflect all transactions effected by the Company and, to the Knowledge of the Company, by third parties in the Company's equity securities through and including the date hereof. At the Effective Time, the Surviving Company will have exclusive ownership and direct control of its records, systems, controls, data and information. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the Company's books and records.

                  Section 4.24.2 During the five (5) years preceding the date hereof, to the Knowledge of the Company, (i) the Company has not received or otherwise had or obtained Knowledge, nor has any shareholder, director, officer or employee of the Company has received or otherwise had or obtained Knowledge of any written complaint, allegation, assertion or claim of any type that the Company has, during the five (5) years preceding the date hereof, engaged in material accounting or auditing practices not permitted pursuant to GAAP, and
(ii) no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of Tax Laws or breach of fiduciary duty by the Company or any of its officers, directors or employees (in their capacity as such) of the type that would be required to be reported pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 to the board of directors of the Company or any committee thereof. During the five (5) years preceding the date hereof, there have been no internal investigations regarding accounting initiated at the direction of the board of directors of the Company or any committee thereof.

          Section 4.25 Export.

                  Section 4.25.1 In the three-year period prior to the date hereof, the Company and, to the Knowledge of the Company, any distributor of the Company's products have (i) complied with all applicable laws or regulations related to the sale, marketing, promotion or export of goods promulgated or enforced by the Office of Foreign Assets Control in the Unites States Department of the Treasury, the United States Department of Commerce or any other department or agency of the United States federal government, including, without limitation, the Arms Export Control Act, the trading with the Enemy Act, the International Emergency Economic Powers Act, the Export Administration Act, the 1930 Tariff Act, the Foreign Corrupt Practices Act, the Export Administration Regulations, the International Traffic in Arms Regulations, the United States Customers Regulations (the "Trade Laws"), (ii) made reasonable efforts to ensure that no products have been sold directly or indirectly to any entity where such sales are, or were at any time during the previous two years, prohibited by these Trade Laws or other regulations.

                  Section 4.25.2 The Company has not received notice that it has been the subject of any investigation, complaint or claim of any violation of any Trade Law by any Governmental Authority.

          Section 4.26 Certain Relationships. The Company has not received any written notice within the past twenty-four (24) months that any Person who is a customer or distributor of, or supplier, manufacturer or

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licensor to, or a party contracting with the Company with respect to the Company
Business has taken any action or threatened to take any action which will have or reasonably be expect to have a Company Material Adverse Effect.

          Section 4.27 Shareholder Vote Required. The only votes of any class or series of the Company's capital stock necessary to adopt or approve this Agreement, the Ancillary Agreements, the Merger and the other Transactions contemplated hereby are: (i) approval of holders of a majority of the Common Stock, voting together as a single class; (ii) approval of holders of a majority of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, voting together as a single class; and (iii) approval of holders of a majority of Common Stock and Preferred Stock, voting together as a single class and on an as-converted basis (collectively, the "Shareholder Consent").

          Section 4.28 No Broker. Except for First Albany Capital whose fees and expenses shall constitute "Company Expenses" for purposes of this Agreement and are set forth on Exhibit I, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, the Company or any of its Affiliates in connection with the Transactions.

          Section 4.29 Company Expenses. All Company Expenses are set forth on
Exhibit I.

          Section 4.30 Material Misstatements and Omissions. No representations or warranties by the Company in this Agreement, any Ancillary Agreement, or any exhibit, certificate or schedule furnished to Parent pursuant hereto or thereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE V.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

          Section 5.1 Organization. Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation, duly organized, validly existing and in good standing under the Laws of the State of California. Each of Parent and Merger Sub has the corporate power and authority to own, lease and operate all of their respective properties and assets and to carry on their respective businesses substantially in the manner as they are currently being conducted.

          Section 5.2 Authority; No Violation.

                  Section 5.2.1 Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement and the Ancillary Agreements to which each of Parent and Merger Sub is a party and the consummation of the Merger and Transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to approve

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this Agreement or the Ancillary Agreements to which they are a party or authorize or consummate the Merger and Transactions contemplated hereby. This Agreement and the Ancillary Agreements to which each of Parent and Merger Sub is a party have been duly and validly executed and delivered by each of Parent and Merger Sub (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties hereto and thereto) constitute or will constitute valid and binding obligations of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity).

                  Section 5.2.2 Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by each of Parent and Merger Sub nor the consummation by Parent or Merger Sub of the Transactions contemplated hereby to be performed by Parent or Merger Sub, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof or thereof, will
(i) violate any provision of the organizational documents of Parent or Merger Sub, or (ii) (A) violate, conflict with or require any notice, filing, consent or approval under any material Applicable Law to which Parent, Merger Sub or any of their respective Subsidiaries or any of their respective properties, contracts or assets are subject (except for the filing of the Certificate of Merger and federal and state securities laws filings) or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon the properties, contracts or assets of Parent or Merger Sub under, or require any notice, approval or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which Parent, Merger Sub or any of their respective Subsidiaries, or any of their respective properties or assets, may be bound or affected in any material respect, except, in the cases of clauses (A) and (B) of this Section 5.2.2, for any conflict, breach, default, termination, cancellation, acceleration, loss or violation which individually or in the aggregate would not materially impair Parent's or Merger Sub's ability to effect the Closing.

          Section 5.3 Consents and Approvals. Except for the filing of the Agreement of Merger contemplated by Section 2.2 with the Secretary of State of the State of California, and any applicable filings required under the Exchange Act, any applicable blue sky laws and the rules and regulations of the Exchange, no consents or approvals of or filings or registrations with any Governmental Authority or any other Person are necessary in connection with the execution and delivery by Parent or Merger Sub of this Agreement and the Ancillary Agreements to which they are a party or the consummation by Parent or Merger Sub of the Transactions contemplated hereby.

          Section 5.4 No Broker. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's,

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finder's or similar fee or other commission from, Parent, Merger Sub or any of their respective Subsidiaries in connection with this Agreement or the Transactions contemplated hereby.

                                  ARTICLE VI.
                       COVENANTS AND ADDITIONAL AGREEMENTS

          Section 6.1 Conduct of Business. From the date of this Agreement through the earlier of the termination of this Agreement and the Closing, the Company shall carry on the operation of the Company Business in the ordinary course and substantially in accordance with past practice and shall use its reasonable best efforts not to take any action inconsistent with the provisions of this Agreement or any of the Ancillary Agreements. Except as expressly set forth in this Agreement or the Ancillary Agreements, the Company shall use its reasonable best efforts to maintain the present character and quality of the Company Business, including its present operations, physical facilities, working conditions and relationships with distributors, lessors, licensors, suppliers, customers and employees. Without limiting the generality of the foregoing, unless specifically consented to by Parent in advance in writing, or expressly set forth in this Agreement or the Ancillary Agreements, the Company shall not:

                  Section 6.1.1 except for trade payables incurred in the ordinary course of business consistent with past practice and borrowings under the Line of Credit, incur any Debt;

                  Section 6.1.2 assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person;

                  Section 6.1.3 issue (except pursuant to Company Options outstanding on the date of this Agreement and disclosed on Schedule 4.2.2 of the Company Disclosure Schedule and upon the conversion of shares of Preferred Stock issued and outstanding, on the date of this Agreement and disclosed on Schedule
4.2.1 of the Company Disclosure Schedule) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock;

                  Section 6.1.4 amend, waive or modify any terms of any Company Option, including by directly or indirectly increasing or reducing the per share exercise price or the number of shares of Common Stock subject to any Company Option; provided, however, that the Company shall be permitted to accelerate the Company Options, other than the 1993 Plan Unvested Options, as contemplated by
Section 2.6.6;

                  Section 6.1.5 declare, set aside, make, pay or incur any obligation to pay any dividend or distribution on its capital stock (whether payable in cash, stock, property or a combination thereof) or enter into any voting agreement with respect to its capital stock other than the Voting Agreement;

                  Section 6.1.6 reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or securities;

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

                  Section 6.1.7 make any change to the Company's articles of incorporation or bylaws;

                  Section 6.1.8 mortgage, pledge or otherwise encumber any Company Assets or sell, transfer, license or otherwise dispose of any Company Assets except for the sale or license of the Company's products and services to customers in the ordinary course of business and consistent with the Company's past practice;

                  Section 6.1.9 cancel, release or assign any Debt owed to it or any claims or rights held by it in excess of $5,000 individually or $25,000 in the aggregate;

                  Section 6.1.10 make any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, business or product line acquisitions, property transfer or otherwise, or by the purchase of any property or assets of any other Person, except for such investments, commitments, contributions, acquisitions or property transfers not in excess of $10,000 in the aggregate or contemplated by and consistent with the Company's Capital Budget set forth on Exhibit S;

                  Section 6.1.11 adopt a plan of partial or complete liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger) or otherwise permit its corporate existence to be suspended, lapsed or revoked;

                  Section 6.1.12 terminate any Scheduled Contract, make any change in or waive or exercise any material right under any Scheduled Contract, or except as set forth on Schedule 6.1.12 of the Company Disclosure Schedule, enter into or renew any Scheduled Contract, other than terminations, changes, waivers or exercises of rights under "click through" end user license agreements, in each case entered into between the Company and its customers in the ordinary course of business consistent with past practice;

                  Section 6.1.13 (i) enter into or modify any employment Contract, (ii) change the status, title or responsibilities, including without limitation, termination or promotion, of any officer of the Company, or promote any Company Business Employee (who is not an officer as of the date of this Agreement) to an officer position, (iii) pay any compensation to or for any Company Business Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements, (iv) pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit, other than pursuant to such benefits set forth on the Company Disclosure Schedules, (v) enter into, modify or terminate any Company Benefit Plan other than as required by Applicable Law;

                  Section 6.1.14 make any change in any method of accounting or accounting practice other than as required by GAAP, Applicable Law or any Governmental Authority and as approved by Parent;

                  Section 6.1.15 make or change any material election in respect of Taxes; adopt or change any accounting method in respect of Taxes; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement; settle or compromise any claim, notice, audit report or

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assessment in respect of Taxes; or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  Section 6.1.16 except as set forth on Exhibit R, (i) prepay any long-term Debt, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), (ii) accelerate or delay the collection of notes or Accounts Receivable in advance of or beyond their regular due dates or the dates on which the same would have been collected in the ordinary course of business consistent with past practice or (iii) delay or accelerate the payment of any account payable in advance of its due date or the date such Liability would have been paid in the ordinary course of business consistent with past practice;

                  Section 6.1.17 write up, write down or write off the book value of any Company Assets, except for Excessive or Obsolete Inventory, Accounts Receivable that are not collectible, or the depreciation and amortization or impairment of assets in accordance with GAAP consistently applied;

                  Section 6.1.18 waive, release, assign, settle or compromise any material claims or settle any Proceeding;

                  Section 6.1.19 do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

                  Section 6.1.20 transfer to any Person any Intellectual Property Rights or Proprietary Rights, other than in the ordinary course of business consistent with past practice; or

                  Section 6.1.21 directly or indirectly take, agree to take or otherwise permit to occur any of the actions described in Sections 6.1.1 through 6.1.20.

          Section 6.2 Confidentiality and Announcements.

                  Section 6.2.1 The terms of the Confidentiality Agreement shall apply to any information provided to Parent or the Company pursuant to this Agreement.

                  Section 6.2.2 Subject to Section 6.2.1, the parties shall consult with each other as to the form, substance and timing of any press release or other public disclosure related to this Agreement or the Transactions contemplated hereby and, except as required by Law, no such press release or other public disclosure shall be made without the consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing or any contrary term contained in the Confidentiality Agreement, to the extent that either party determines that it or the other party is required to file or register this Agreement, a summary thereof or a notification thereof to comply with the requirements of an applicable stock exchange or Exchange regulation or any Governmental Authority, including the SEC, such party shall give notice of any such required disclosure to the other party. The parties shall cooperate in such filing, registration or notification and shall execute all documents reasonably required in connection therewith.

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          Section 6.3 Access by Parent. Except as otherwise set forth herein and subject to the terms of the Confidentiality Agreement, from the date of this Agreement through the Closing Date, the Company shall, and shall cause each of its directors, officers, employees and representatives to, afford Parent and its representatives reasonable access upon reasonable notice and at all reasonable times to the Company Business for the purpose of inspecting the same, and to the Company's directors, officers, employees and representatives, properties, books and records, Contracts and Company Assets, and shall furnish Parent and its representatives, upon reasonable notice and in a timely manner, all financial, operating and other data and information as Parent or its Affiliates, through their respective representatives, may reasonably request.

          Section 6.4 Notification of Certain Matters. The Company shall give prompt notice to Parent of (i) the occurrence, or failure to occur, of any event that causes any representation or warranty of the Company contained in this Agreement or in any Ancillary Agreement to which it is a party to be untrue or inaccurate in any material respect and (ii) any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that except as set forth in Section 6.12, such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company shall promptly notify Parent of any default, the threat or commencement of any Proceeding, or any development that occurs before the Closing that would reasonably be expected to result in a Company Material Adverse Effect.

          Section 6.5 Consents and Approvals.

                  Section 6.5.1 The Company shall use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Applicable Law or otherwise to consummate and make effective the Merger and the other Transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, clearances, approvals, authorizations or orders required to be obtained or made by the Company, or avoid any action or proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other Transactions contemplated hereby; and (iii) to obtain all consents, licenses, waivers, approvals or authorizations set forth on Exhibit Q, and ensure that such consents are in full force and effect as of the Closing Date.

                  Section 6.5.2 Each party agrees to cause to be made the applications or filings required to be made by Parent, Merger Sub or the Company or any of their respective Subsidiaries under any Applicable Laws in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other Transactions contemplated hereby, and pay any fees due in connection with such applications or filings, as promptly as is reasonably practicable, and in any event within ten (10) business days after the date hereof. Each of the Company and Parent shall, and shall cause their respective Affiliates to, furnish to the other party all information necessary for any application or other filing to be made in connection with the Transactions pursuant to this Section 6.5.

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                  Section 6.5.3 Each of the Company and Parent shall promptly inform the other of any material communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any application or filing to be made in connection with the Transactions pursuant to this Section 6.5. Prior to participating in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry, the Company shall give Parent reasonable prior notice of such meeting and invite representatives of Parent to participate in the meeting with the Governmental Authority unless prohibited by such Governmental Authority. The Company shall coordinate and cooperate with Parent in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of the Company in connection with all meetings, actions and Proceedings under or relating to any such application or filing.

                  Section 6.5.4 If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority challenging the Merger or the other Transactions contemplated hereby as violative of any Applicable Law, the Company shall, and shall cause its Affiliates to, cooperate with Parent and use its commercially reasonable efforts to contest and resist, except insofar as the Company, Parent and Merger Sub may otherwise agree, any such action or Proceeding, including any action or Proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Merger or the other Transactions contemplated hereby, provided, however, nothing in this Agreement shall require Parent or Merger Sub, nor permit the Company, to enter into any understanding, undertaking or agreement that would limit in any manner Parent's ability to operate the business of the Company following the Effective Time in its absolute discretion, or require the sale, divestiture, or license of any of the assets, properties or businesses of either Parent, the Company or the Surviving Corporation.

                  Section 6.5.5 Notwithstanding anything set forth in this Agreement, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger. Prior to the consummation of the Merger, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its business operations.

          Section 6.6 No Solicitation. From the date of this Agreement through the earlier of the Closing or the termination of this Agreement, the Company will not (and will use its commercially reasonable efforts to cause its Affiliates, employees, officers, directors, agents or other Persons acting on its behalf not to) (i) solicit, initiate, entertain, encourage, discuss, provide information with respect to, accept or consider any inquiries, offers or proposals from any Person which constitute, or could reasonably be expected to lead to, (A) the sale of all or a substantial part of any Company's securities or assets, whether such transaction would take the form of a sale of interests, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, sale of assets or otherwise (an "Acquisition Proposal") or (B) the incurrence or assumption of any Debt (excluding trade payables incurred by the Company in the ordinary course of business and consistent with past practice), issuance of any bonds or other security, or any modification, amendment or refinancing of the Line of Credit or Term Loan (a "Financing Proposal") or (ii) negotiate with any other Person or enter into any agreement, letter of intent, or other document relating to or contemplating an Acquisition Proposal or Financing Proposal. The Company will not (and will use its

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commercially reasonable efforts to cause its Affiliates, employees, officers, directors, agents or other Persons acting on its behalf not to) provide any information concerning the Company to any other Person who the Company reasonably believes will utilize such information to make or consider making an Acquisition Proposal or Financing Proposal, and will immediately notify Parent in writing upon receipt by the Company (or any of its Affiliates, employees, officers, directors, agents or other Persons acting on its behalf) of any Acquisition Proposal, which notice shall indicate in reasonable detail the identity of the offeror and the terms and conditions of any such proposal, inquiry or contact.

          Section 6.7 Company Shareholder Approval; Shareholder Meeting. The Company shall use its commercially reasonable efforts to obtain the Shareholder Consent. Without limiting the generality of the foregoing, as promptly as practicable following the execution of this Agreement, the Company shall submit this Agreement, the Merger and the other Transactions contemplated hereby, to the Shareholders for approval and adoption either at a meeting of the Shareholders or pursuant to a written consent. The materials submitted to the Shareholders in connection therewith shall be subject to review and approval by Parent (which approval shall be given by Parent with respect to any information that is required to be disclosed by the Company in order for the board of directors of the Company to fulfill its duty of candor) and shall include information regarding the Company, the terms of this Agreement and the Merger and the unanimous recommendation of the Company's board of directors that the Shareholders vote their shares in favor of the adoption of this Agreement and the approval of the Merger and the other Transactions contemplated hereby.

          Section 6.8 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or any of the other Transactions contemplated hereby, the Company and the members of the board of directors of the Company shall, consistent with their fiduciary duties, grant such approvals and take such actions as are reasonably necessary so that the Merger and such other Transactions contemplated hereby may be consummated as promptly as practicable on the terms set forth in this Agreement and the Ancillary Agreements and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and any of the other Transactions contemplated hereby.

          Section 6.9       Further Assurances; Further Documents.

                  Section 6.9.1 As of the date of this Agreement, each of the parties shall use its commercially reasonable efforts, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, as applicable to each of them,
(ii) to cause the Merger and the other Transactions contemplated hereby to be consummated, and (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Merger and the other Transactions contemplated hereby.

                  Section 6.9.2 Each of the Company and Parent shall, and shall cause its respective Affiliates to, at the request of the other party, execute and deliver to such other party all such further instruments, assignments,

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assurances and other documents as such other party may reasonably request in connection with the carrying out of this Agreement, the Merger and the and the other Transactions contemplated hereby.

          Section 6.10      Employee Matters.

                  Section 6.10.1 For purposes of determining eligibility to participate and vesting where length of service is relevant under any employee benefit plan of Parent or any of its Subsidiaries, as applicable, in which employees of the Company who continue to be employed by Parent or any of its Subsidiaries, as applicable (the "Continuing Employees") are eligible to participate, the Continuing Employees shall receive service credit for service with the Company under such plans to the same extent such service was credited under similar employee benefit plans of the Company; provided, however, that such service shall not be credited to the extent that it would result in a duplication of benefits. During the period from the Effective Time through December 31, 2006, Parent shall, or shall cause an affiliate of Parent (including after the Closing, the Surviving Corporation) to provide the Continuing Employees with eligibility for coverage under employee benefit plans (within the meaning of Section 3(3) of ERISA) maintained by Parent or an affiliate of Parent (including after the Closing, the Surviving Corporation) that are substantially comparable in the aggregate to the analogous Company employee benefit plans applicable to such Continuing Employees as of the date of this Agreement.

                  Section 6.10.2 Effective no later than the date immediately preceding the Closing Date, the Company shall terminate the Kinetikos Medical Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") if, not less than ten (10) Business Days prior to the Closing Date, Parent provides written notice to the Company that the 401(k) Plan shall be so terminated. In the event Parent provides such written notice to the Company, the Company shall provide Parent with evidence that the 401(k) Plan has been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the board of directors of the Company. In the event that the 401(k) Plan is terminated prior to the Closing Date pursuant to the first sentence of this
Section 6.10.2, Parent shall, to the extent permitted by Applicable Law, take such actions in furtherance of providing that the 401(k) plan of Parent or any of its Subsidiaries, as applicable, in which the Continuing Employees are eligible to participate, shall accept roll-over contributions with respect to accounts of the Continuing Employees that are properly distributed from the 401(k) Plan. The form and substance of such resolutions shall be subject to the review and reasonable and timely approval of Parent. The Company also shall take such other actions in furtherance of terminating the 401(k) Plan as Parent may reasonably request.

                  Section 6.10.3 No provision of this Section 6.10 shall create any third party beneficiary or other rights in any Continuing Employee or former employee (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) with Parent or any of its Subsidiaries (including the Surviving Corporation following the Effective Time) and no provision of this Section 6.10 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Company Benefit Plans or any similar plan or arrangement which may be maintained by Parent, the Surviving Corporation or any of its Subsidiaries for Continuing Employees.

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          Section 6.11 Third-Party Indebtedness; Company Expenses. The Company
agrees that except for trade payables incurred in the ordinary course and consistent with past practice and as set forth on Exhibit T, immediately prior to the Closing there shall be no (i) Debt, or (ii) Company Expenses, reflected on the books and records of the Company.

          Section 6.12 Disclosure Supplements. Prior to the Closing Date, the Company shall have the right to supplement or amend the Company Disclosure Schedule with respect to any matter which, if existing or occurring prior to the date hereof, would have been required to be set forth or described in the Company Disclosure Schedule or which has been rendered inaccurate by an event, condition, fact or circumstance occurring after the date hereof, provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder. Any update accurately disclosed in the Company Disclosure Schedule which meets the requirements set forth in this Section 6.12 shall not form the basis for a claim of breach of any representations or warranty that survives the Closing.

                                   ARTICLE VII.
                                   TAX MATTERS

          Section 7.1 Preparation of Tax Returns. Parent shall prepare or cause to be prepared (consistent with past practices of the Company, unless a contrary position is required by applicable Tax Law) all Company Tax Returns (including amended Tax Returns) relating to Tax Periods beginning before the Closing Date that are required to be filed after the Closing Date. The Shareholders Representative shall be allowed reasonable time to review and comment on each such Tax Return prior to filing and the filing of each such Tax Return shall be subject to the Shareholders Representative's approval, which shall not be unreasonably withheld, conditioned or delayed. Parent shall timely file all such Tax Returns with the appropriate Governmental Authority and, subject to the Shareholders' and Optionholders' indemnification obligations under Article X, shall pay all Taxes due with respect to such Tax Returns. Parent shall be solely responsible for preparing and filing all Tax Returns relating to Tax Periods beginning after the Closing Date.

          Section 7.2 Transfer Taxes. All Transfer Taxes shall be paid by Parent. The Shareholders Representative and Parent shall cooperate in preparing and timely filing all Tax Returns and other documentation relating to such Transfer Taxes as may be required by applicable Tax Law.

          Section 7.3 Cooperation on Tax Matters. The Shareholders Representative and Parent shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives to reasonably cooperate, in preparing and filing all Tax Returns and in resolving all disputes and audits relating to Taxes. Such cooperation shall include maintaining and making available to each other all relevant records relating to Taxes, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at any proceedings relating to Taxes.

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                                 ARTICLE VIII.
                            CONDITIONS TO OBLIGATIONS

          Section 8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to consummate the Merger and other Transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                  Section 8.1.1 There shall not be any Applicable Law or Judgment that enjoins or makes the Merger or other Transactions contemplated hereby illegal or otherwise prohibited.

                  Section 8.1.2 The Company shall have obtained the Shareholder Consent.

          Section 8.2 Conditions to the Company's Obligations to Effect the Merger. The obligations of the Company to consummate the Merger and other Transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

                  Section 8.2.1 Each of the representations and warranties of Parent and Merger Sub contained herein shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time (except that (i) those representations and warranties that are qualified as to materiality shall be true and correct as of the Effective Time as though made on and as of the Effective Time and (ii) those representations and warranties which address matters only as of a particular date need only be true and correct in all material respects as of such date).

                  Section 8.2.2 Each of Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement and each Ancillary Agreement to which it is a party to be performed or complied with by it in all material respects on or prior to the Effective Time.

                  Section 8.2.3 The Company shall have received a certificate, dated as of the Closing Date and executed by a duly elected, qualified and acting officer of the Parent, as to the fulfillment of each of the conditions set forth in Sections 8.2.1 and 8.2.2.

                  Section 8.2.4 Each of Parent and Merger Sub shall have tendered for delivery the documents and other items to be delivered by such parties pursuant to Article III.

          Section 8.3 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to consummate the Merger and other Transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Parent:

                  Section 8.3.1 Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time (except that (i) those representations and warranties that are qualified as to

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materiality or a Company Material Adverse Effect shall be true and correct as of the Effective Time as though made on and as of the Effective Time and (ii) those representations and warranties which address matters only as of a particular date need only be true and correct in all material respects as of such date).

                  Section 8.3.2 The Company shall have performed or complied with all agreements and covenants required by this Agreement and each Ancillary Agreement to which it is a party to be performed or complied with by it in all material respects on or prior to the Effective Time.

                  Section 8.3.3 Parent shall have received a certificate dated as of the Closing Date and executed by a duly elected, qualified and acting officer of the Company, as to the fulfillment of each of the conditions set forth in Sections 8.3.1 and 8.3.2.

                  Section 8.3.4 Shareholders of at least ninety-six percent (96%) of all shares of Company Stock (calculated on an as-converted to Common Stock basis) as of the Closing Date shall have adopted and approved this Agreement and the terms and provisions hereof and the Transactions, including, without limitation, the Merger, upon the terms and subject to the conditions set forth in this Agreement.

                  Section 8.3.5 Shareholders and Optionholders of at least ninety-six percent (96%) of all shares of Company Stock (calculated on an as-converted, as-exercised to Common Stock basis) as of the Closing Date, and in no event fewer than one hundred and five (105) of the one hundred and ten (110) Shareholders and Optionholders, listed on Schedules 4.2.1 and 4.2.2, respectively, shall have entered into the Shareholders Representative Agreement.

                  Section 8.3.6 Parent shall have received executed copies of the Release Agreements signed by Shareholders of at least ninety-six percent (96%) of the Company Stock (calculated on an as-converted to Common Stock basis) as of the Closing Date shall have entered into the Release Agreement.

                  Section 8.3.7 Parent shall have received a certificate executed by the Secretary of the Company, dated as of the Closing Date, certifying to the resolutions adopted by the board of directors of the Company and Shareholders relating the Merger and the other Transactions and as to the fulfillment of the condition set forth in Sections 8.3.4, 8.3.5 and 8.3.6.

                  Section 8.3.8 Certain shareholders of the Company set forth on Exhibit A hereto shall have executed and delivered the Voting Agreement, which remains in full force and effect.

                  Section 8.3.9 Parent shall have received executed copies of Optionholder Consents signed by each Optionholder listed on Schedule 4.2.2 of the Company Disclosure Schedule.

                  Section 8.3.10 James F. Ham shall have entered into the Ham Employment Agreement, which remains in full force and effect.

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                  Section 8.3.11 Each individual set forth on Exhibit G hereto shall have entered into a Non-Competition Agreement with Parent, which remains in full force and effect.

                  Section 8.3.12 Parent, the Company, the Shareholders Representative and the Paying Agent shall have entered into the Paying Agent Agreement, which remains in full force and effect.

                  Section 8.3.13 All consents, licenses, waivers, approvals and authorizations set forth on Exhibit Q shall have been obtained, given or made and shall be in full force and effect.

                  Section 8.3.14 Parent shall have received payoff letters and lien release documentation, in form and substance reasonably satisfactory to Parent, necessary to evidence the repayment of all outstanding Debt incurred by the Company under (and the termination and release of all Encumbrances on Company Assets in connection with) each of the Line of Credit, the Term Loan and the Capital Lease.

                  Section 8.3.15 The Company shall have tendered for delivery the documents and other items to be delivered by the Company pursuant to Article III.

                  Section 8.3.16 The Company shall have received all Permits and consents by Governmental Authorities that are required for the consummation of the Merger and other Transactions contemplated hereby and any consents by third parties to each of the agreements set forth on Schedule 4.4 of the Company Disclosure Schedule that are required for the consummation of the Merger and other Transactions contemplated hereby.

                  Section 8.3.17 Since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.

                  Section 8.3.18 Parent shall have received payoff letters, in form and substance reasonably satisfactory to Parent, necessary to evidence the payment of all Company Expenses listed on Exhibit I.

                  Section 8.3.19 Parent shall not have received a notice from the Company amending or supplementing the Company Disclosure Schedule pursuant to Section 6.12 for a period of five (5) Business Days prior to Closing.

                                   ARTICLE IX.
                                   TERMINATION

          Section 9.1 Termination. This Agreement may be terminated and the Merger and other Transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

                  Section 9.1.1 by mutual written consent of Parent and the Company;

                  Section 9.1.2 by Parent or the Company if (i) any court of competent jurisdiction or other Governmental Authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining

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or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by August 31, 2006;

                  Section 9.1.3 by Parent if there shall have been (i) a breach by the Company of any of its representations or warranties contained in this Agreement, or if any such representation or warranty shall have become untrue, or (ii) a breach or nonperformance by the Company of any of its covenants or agreements contained in this Agreement, such that, in the case of either (i) or
(ii) above, the conditions set forth in Sections 8.3.1 and 8.3.2 would not be satisfied, provided that Parent may not terminate the Agreement pursuant to this
Section 9.1.3 if either Parent or Merger Sub is in material breach of its respective obligations under this Agreement;

                  Section 9.1.4 by Parent if the Shareholder Consent shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Shareholders of the Company or at any adjournment thereof due to the existence of an Acquisition Proposal (other than the Merger) or Financing Proposal;

                  Section 9.1.5 by the Company if there shall have been (i) a material breach by Parent or Merger Sub of any of their representations or warranties contained in this Agreement, or if any such representation or warranty shall have become untrue, or (ii) a material breach or nonperformance by Parent or Merger Sub of any of their covenants or agreements contained in this Agreement, such that, in the case of either (i) or (ii) above, the conditions set forth in Sections 8.2.1 and 8.2.2 would not be satisfied, provided that Company may not terminate the Agreement pursuant to this Section
9.1.5 if Company is in material breach of its obligations under this Agreement;

                  Section 9.1.6 by Parent if (i) the board of directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger, or shall have resolved to do so, or (ii) the board of directors of the Company shall have recommended to the Shareholders any Acquisition Proposal (other than the Merger) or Financing Proposal or shall have resolved to do so; and

                  Section 9.1.7 by Parent if the Company amends or supplements the Company Disclosure Schedule pursuant to Section 6.12.

          Section 9.2       Effect of Termination.

                  Section 9.2.1 In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect and there shall be no Liability on the part of any party hereto or its Affiliates, directors, officers except as set forth in Section 6.2, this Section 9.2 and Article XI hereof, each of which shall survive the termination of this Agreement. Nothing contained in this Section 9.2 shall relieve any party from Liability for any breach of this Agreement.

                  Section 9.2.2 In the event that this Agreement is terminated pursuant to Section 9.1.6, then the Company shall pay to Parent the reasonable fees and expenses incurred by Parent in connection with this Agreement and the

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Transactions contemplated hereby (including, attorneys' and accountants' fees and expenses) no later than two (2) Business Days after such termination.

                                   ARTICLE X.
                                 INDEMNIFICATION

          Section 10.1      Survival of Representations and Warranties and
Covenants.

                  Section 10.1.1 The representations and warranties of the Company, Parent and Merger Sub contained herein shall survive the Closing until twelve (12) months thereafter; provided, however, that: (i) the representations and warranties set forth in Section 4.2 shall survive in perpetuity, (ii) the representations and warranties set forth in Section 4.9.14 shall survive until April 15, 2008, and (iii) the representations and warranties set forth in
Section 4.10 shall survive the Closing until the expiration of the Second Earn-Out Payment Date. In the case of actual fraud or intentional misrepresentation, the representations and warranties of the Company, the Shareholders, the Optionholders, Parent and Merger Sub shall survive until the expiration of the applicable statute of limitations.

                  Section 10.1.2 The covenants of the Company, Parent and Merger Sub contained herein shall survive in accordance with their terms.

                  Section 10.1.3 Any claims under this Agreement with respect to a breach of a representation and warranty, non-compliance with or breach of any covenant or agreement, or the Shareholders' and Optionholders' indemnification obligation under Section 10.5.1 must be asserted by written notice within the applicable survival period contemplated by this Section 10.1, and if such a notice is given, the survival period for such representation and warranty or indemnification obligation shall continue until the claim is fully resolved. The right to indemnification or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired by (or capable of being acquired) at any time by (i) the Company, with respect to the representations, warranties, covenants and agreements of Parent and Merger Sub or (ii) Parent or Merger Sub, with respect to the representations, warranties, covenants and agreements of the Company, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

          Section 10.2      Indemnification.

                  Section 10.2.1 By Residual Holders. Except with respect to Taxes and matters relating to Taxes, subsequent to the Closing and subject to the limitations described below in Section 10.4, each Residual Holder shall, jointly and severally, indemnify Parent and its respective Affiliates (including, after the Closing, the Surviving Corporation), and each of their respective officers, directors, employees, stockholders, partners, advisors and agents, and their respective heirs, successors and assigns (each a "Parent Covered Party") against, and hold each Parent Covered Party harmless from, any Indemnified Damages incurred by such Parent Covered Party that arise out of or relate to, whether directly or indirectly: (i) any breach of any representation or warranty on the part of the Company contained in this Agreement or in any

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agreement, certificate or other instrument delivered by the Company pursuant to this Agreement (without regard to any qualification contained therein as to materiality), (ii) any breach or non-performance by the Company of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Company pursuant to this Agreement or (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company or any of the Company's Affiliates (or any Person acting on its behalf) in connection with any of the Transactions contemplated by this Agreement (each matter set forth in clauses (i), (ii) or (iii) of this Section 10.2.1, a "Section 10.2.1 Covered Matter").

                  Section 10.2.2 By the Special Indemnifying Shareholders. Notwithstanding anything expressed or implied in this Article X, each Special Indemnifying Shareholder shall, jointly and severally, indemnify each Parent Covered Party, against, and hold each Parent Covered Party harmless from, any Indemnified Damages incurred by such Parent Covered Party that arise out of or relate to, whether directly or indirectly, any breach of Section 4.9.14 (a "Section 10.2.2 Covered Matter" and together with the Section 10.2.1 Covered Matters, the "Parent Covered Matters").

                  Section 10.2.3 By Parent. Subsequent to the Closing and subject to the limitations described below in Section 10.4, Parent shall indemnify the Shareholders and Optionholders (each a "Company Covered Party," and together with the Parent Covered Parties, the "Covered Parties") against, and hold each Company Covered Party harmless from, any Indemnified Damages incurred by such Company Covered Party that arise out of or relate to, whether directly or indirectly: (i) any breach of any representation or warranty on the part of Parent or Merger Sub contained in this Agreement or in any agreement, certificate or other instrument delivered by Parent or Merger Sub pursuant to this Agreement or (ii) any breach or non-performance by Parent or Merger Sub of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by Parent or Merger Sub pursuant to this Agreement (each matter set forth in clauses (i) or (ii) of this Section 10.2.2, a "Company Covered Matter").

                  Section 10.2.4 The term "Indemnified Damages" as used in this
Article X means all losses, liabilities, claims, actions, causes of action, awards, judgments, payments, costs, expenses, interest, penalties, fines and other damages, whether direct or indirect, all costs and expenses of investigating and defending any Proceeding and any appeal therefrom (including reasonable attorneys' fees) and all amounts paid incident to any compromise or settlement of any such Proceeding, in each case, whether or not involving a third-party claim, and payments by a Covered Party shall not be a condition precedent to recovery, and shall be net of any insurance proceeds actually received within the later of (i) the date on which the claim for indemnification is finally resolved and (ii) twelve (12) months of when such Indemnified Damages were incurred or sustained by such Covered Party that relate to the event giving rise to such Indemnified Damages.

          Section 10.3      Indemnification Process.

                  Section 10.3.1 The Covered Party seeking indemnification hereunder shall be, for purposes of this Agreement, be referred to as the "Indemnified Party" and the party or parties against whom such claims are

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asserted hereunder shall be, for purposes of this Agreement, referred to as the
"Indemnifying Party". Except with respect to Taxes and matters relating to Taxes, all claims by any Indemnified Party for indemnification hereunder shall, within the relevant limitation period provided for in Section 10.1 above, be asserted and resolved as follows:

                       (a) Any Indemnified Party seeking indemnification hereunder shall, within the relevant limitation period provided for in Section
10.1 above, give a notice to (i) in the case of a claim for indemnification brought by a Parent Covered Party pursuant to Section 10.2.1, the Shareholders Representative; (ii) in the case of a claim for indemnification brought by a Parent Covered Party pursuant to Section 10.2.2, the Special Indemnifying Shareholders; and (iii) in the case of a claim for indemnification brought by the Shareholders Representative on behalf of the Shareholders and Optionholders pursuant to Section 10.2.3, Parent (each a "Claim Notice"), describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity brought by or against a third Person (a "Third-Party Claim") as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such notice shall not affect such Indemnified Party's right to indemnification hereunder, except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure;

                       (b) The Indemnifying Party shall have forty-five (45) days after receipt of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice or (ii) provide such Indemnified Party with notice that the Indemnifying Party disagrees with the amount or method of determination set forth in the Claim Notice (the "Indemnity Dispute Notice") (in the case of a claim for indemnification brought by a Parent Covered Party pursuant to Section 10.2.1, the provisions of Section
10.6 shall apply). To the extent the Indemnifying Party has not delivered an Indemnity Dispute Notice within the forty-five-day period referred to above, the Indemnifying Party shall be deemed to have accepted the amount and determination set forth in the Claim Notice. Within fifteen (15) days after the giving of the Indemnity Dispute Notice, the Indemnifying Party and the Indemnified Party shall negotiate in a bona fide attempt to resolve the matter (in the case of a claim for indemnification brought by a Parent Covered Party pursuant to Section 10.2.1, the provisions of Section 10.6 shall apply).

                       (c) In the event of a Third-Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided, that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in

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connection with a Third-Party Claim, an Indemnified Party shall have the right to employ one separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of joint counsel for the Indemnifying Party and the Indemnified Party would be inappropriate in the reasonable judgment of the Indemnified Party (upon and in conformity with advice of counsel) or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third-Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate reasonably with the Indemnifying Party and its counsel in contesting any Proceeding which the Indemnifying Party defends, or, if appropriate and related to the Proceeding in question, in making any counterclaim against the Person asserting the Third-Party Claim, or any cross-complaint against any Person. If the Indemnifying Party assumes the defense of a Proceeding: (A) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; and (B) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent (which consent may be withheld in the Indemnified Party's sole and absolute discretion). If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within fifteen (15) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party.

                       (d) From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third person other than the Indemnifying Party's representatives (except as may be required by Applicable Law) any information obtained pursuant to this Section 10.3 which is designated as confidential by an Indemnified Party.

                  Section 10.3.2 Satisfaction of Parent Covered Matters.

                       (a) Section 10.2.1 Covered Matters shall be satisfied from (i) first, the First Earn-Out Payment if the Claim Notice is received and agreed to pursuant to Sections 10.3.1(a) and 10.3.1(b) prior to the First Earn-Out Payment Date (it being agreed that in the event this amount is greater than the First Earn-Out Payment, Parent shall be entitled to deduct such remaining amount from the Second Earn-Out Payment); and (ii) second, the Second Earn-Out Payment if the Claim Notice is either received or agreed to pursuant to Sections 10.3.1(a) and 10.3.1(b) after the First Earn-Out Payment Date or as otherwise contemplated in the parenthetical set forth in subsection (i) above, subject in each case to the limitations set forth in Section 10.4.

                       (b) Section 10.2.2 Covered Matters shall be satisfied (i) first, subject to Section 10.3.2(c), by payment of cash or other immediately available funds from the Special Indemnifying Shareholders; and (ii) second, in the event this amount is greater than Special Shareholder Indemnity Amount, from
(A) the First Earn-Out Payment if the Claim Notice is received and agreed to

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pursuant to Sections 10.3.1(a) and 10.3.1(b) prior to the First Earn-Out Payment
Date (it being agreed that in the event this amount is greater than the First Earn-Out Payment, Parent shall be entitled to deduct such remaining amount from the Second Earn-Out Payment); or (B) the Second Earn-Out Payment if the Claim Notice is either received or agreed to pursuant to Sections 10.3.1(a) and 10.3.1(b) after the First Earn-Out Payment Date or as otherwise contemplated in the parenthetical set forth in subsection (ii) above, subject in each case to the limitations set forth in Section 10.4.

                       (c) The Special Indemnifying Shareholders shall be, jointly and severally liable, up to an aggregate amount of one million dollars ($1,000,000) (the "Special Shareholder Indemnity Amount") for any amounts payable for Section 10.2.2 Covered Matters. In the event that Section 10.2.2 Covered Matters are paid by the Special Indemnifying Shareholders and thereafter amounts become payable to the Residual Holders pursuant to Sections 2.7.5(b) or 2.7.5(d) that are not subject to any Deductions, including but not limited to indemnification claims of the Parent Covered Parties pursuant to this Article X, then all such amounts shall first be remitted to the Special Indemnifying Shareholders until they have received the aggregate amount of payments made by the Special Indemnifying Shareholders for Section 10.2.2 Covered Matters, together with any expenses incurred by the Special Indemnifying Shareholders and interest at the rate published in The Wall Street Journal from time to time as the "prime rate" for the period such amounts were outstanding.

          Section 10.4      Limitation on Indemnity.

                  Section 10.4.1 Except as set forth in Sections 10.4.3 and 10.4.4, no Covered Party shall be entitled to make a claim for indemnification pursuant to this Agreement for a breach of a representation or warranty unless and until the aggregate of all Indemnified Damages suffered by such Covered Party hereunder exceeds $300,000 (the "Threshold Amount"), whereupon, provided the other requirements of this Article X have been complied with, one hundred and fifty thousand ($150,000) of such Indemnified Damages from the Threshold Amount, and all subsequent Indemnified Damages, shall become due and payable.

                  Section 10.4.2 Except as set forth in Sections 10.4.3 and 10.4.4, the aggregate cumulative liability (i) of the Residual Holders, with respect to a claim for indemnification brought by Parent, and (ii) of Parent with respect to a claim for indemnification brought by the Shareholders Representative on behalf of the Shareholders and Optionholders, in each case, for Indemnified Damages arising out of a breach of a representation or warranty, shall not exceed ten percent (10%) of the sum of the Closing Amount and the Total Earn-Out Payments; provided, however, if the Total Earn-Out Payments are less than an amount equal to ten percent (10%) of the sum of the Closing Amount and the Total Earn-Out Payments, then the aggregate cumulative liability of the Residual Holders, with respect to such a claim for indemnification brought by Parent, and of Parent with respect to such a claim for indemnification brought by the Shareholders Representative on behalf of the Shareholders and Optionholders shall not exceed the amount of the Total Earn-Out Payments (the "Cap").

                  Section 10.4.3 Notwithstanding anything expressed or implied in this Article X to the contrary, the Threshold Amount and the Cap shall not apply to Indemnified Damages arising out of a breach of the representations or

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warranties set forth in Sections 4.2, 4.9.14, 4.10, 4.13 and 4.16 or the
Residual Holders indemnification obligation under Section 10.5. Instead, the aggregate cumulative liability of (i) the Residual Holders for Indemnified Damages arising out of a breach of the representations or warranties set forth in Section 4.2, 4.10, 4.13 and 4.16 shall not exceed the Total Earn-Out Payments and (ii) the Residual Holders and Special Indemnifying Shareholders for Indemnified Damages arising out of a breach of the representations or warranties set forth in Sections 4.9.14 shall not exceed the sum of the Total Earn-Out Payments plus the Special Shareholder Indemnity Amount.

                  Section 10.4.4 Notwithstanding anything expressed or implied in this Article X to the contrary, (A) with respect to claims brought by (i) Parent based on non-compliance or a breach of any covenant or agreement by the Company or (ii) the Shareholders Representative on behalf of the Stockholders and Optionholders based on non-compliance or breach of any covenant or agreement of Parent or Merger Sub, in each case, contained in this Agreement, the Ancillary Agreements or any agreement, certification or other instrument delivered by the Company, Parent or Merger Sub, respectively, pursuant to this Agreement or (B) with respect to claims based on actual fraud, intentional misrepresentation or criminal activity on the part of (x) the Company, the Shareholders or the Optionholders with respect to claims for indemnification brought by Parent, or (y) Parent or Merger Sub with respect to claims for indemnification brought by the Shareholders Representative on behalf of the Residual Holders, the Indemnifying Party shall be liable for all Indemnified Damages with respect to such matters and neither the Threshold Amount, the Cap nor the limitation provided in the last sentence of Section 10.4.3 shall apply with respect to such claims.

          Section 10.5      Tax Indemnification.

                  Section 10.5.1 Subsequent to the Closing, the Residual Holders shall jointly and severally indemnify the Parent Covered Parties against, and hold each of the Parent Covered Parties harmless from: (i) all Liability for Taxes of the Company for all Pre-Closing Tax Periods, except to the extent such Taxes are included as current liabilities in the determination of the Final Closing Date Net Book Value Amount and (ii) any Indemnified Damages incurred by such Parent Covered Party that arise out of or relate to, whether directly or indirectly, to any breach of any representation or warranty contained in Section 4.10, without regard to any qualification contained therein as to materiality, except to the extent that any such Indemnified Damages are otherwise indemnified pursuant to the foregoing clause (i) or are Taxes included as current liabilities in the determination of the Final Closing Date Net Book Value Amount. For purposes of this Section 10.5, "Taxes" shall include the amount of Taxes that would have been paid but for (A) deductions attributable to the cashing out of Company Options pursuant to Section 2.6.6 on the Closing Date and
(B) the application of any credit or net operating loss or capital loss deduction attributable to Post-Closing Tax Periods. In no event shall any Taxes resulting from Parent's or its Affiliates' making any election under Section 338 of the Code or comparable provisions of state, local or foreign tax laws with respect to the Merger (unless consented to by the Shareholders Representative in writing) be treated as Taxes attributable to a Pre-Closing Tax Period.

                  Section 10.5.2 In the case of any Straddle Period: (i) real, personal and intangible property Taxes or other Taxes levied on a per diem basis (collectively, "Per Diem Taxes") of the Company for a Pre-Closing Tax Period

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

shall be equal to the amount of such Per Diem Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and
(ii) all other Taxes of the Company, including income, sale, use and payroll Taxes, for any Pre-Closing Tax Period shall be computed as if such Tax Period ended as of the end of the day on the Closing Date.

                  Section 10.5.3 The Residual Holders' indemnification obligation for Taxes for a Pre-Closing Tax Period shall initially be effected by the payment to Parent of the excess of (i) the amount of Taxes due for such Pre-Closing Tax Period as evidenced by a Tax Return prepared in accordance with
Section 7.1 or as otherwise indicated in a written notice prepared by Parent over (ii) the amount of such Taxes paid by the Shareholders and Optionholders at any time plus the amount of such Taxes paid by the Company on or prior to the Closing Date, plus the amount of such Taxes included as a current Liability in the determination of the Final Closing Date Net Book Value Amount. In the case of any contested Tax, payment of the Tax to the appropriate Governmental Authority shall not be considered to be due earlier than the date a final determination with respect to such Tax liability is made by the appropriate Governmental Authority or court. Any amount due under this Section 10.5 shall be withheld from (A) the First Earn-Out Payment if such amount is determined prior to the payment of the First Earn-Out Payment (in the event that this amount is greater than the First Earn-Out Payment, the parties agree that Parent shall withhold such additional amount from the Second Earn-Out Payment) or (B) the Second Earn-Out Payment.

                  Section 10.5.4 If a Governmental Authority shall make any claim relating to Taxes that, if successful, might result in an indemnification payment pursuant to this Section 10.5 (a "Tax Claim"), the Parent shall promptly and in any event no more than fifteen (15) days following receipt of such Tax Claim, give written notice of such Tax Claim to the Shareholders Representative, together with copies of all notices and communications relating to such Tax Claim; provided, however, the failure of Parent to give such notice shall only relieve the Residual Holders from their indemnification obligations hereunder to the extent they are actually prejudiced by such failure.

                  Section 10.5.5 At its election, the Shareholders Representative shall control all Proceedings at its own expense and may make all decisions with respect to any Tax Claim relating to a Tax Period (or portion thereof) ending on or prior to the Closing Date. Unless the Shareholders Representative so elects, Parent shall control all Proceedings at its own expense and may make all decisions with respect to any Tax Claim relating to a Tax Period (or portion thereof) ending on or prior to the Closing Date. The controlling party shall not settle any such Tax Claim without the other party's (Parent or the Shareholders Representative, as the case may be) consent, which shall not be unreasonably withheld, conditioned or delayed.

                  Section 10.5.6 Parent shall promptly pay to the Shareholders Representative any Tax refund applied for by the Company on or before the Second Earn-Out Payment Date for a Pre-Closing Tax Period that is received by the Company, except to the extent taken into account as a current asset in the determination of the Final Closing Date Net Book Value Amount. Parent shall use

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

good faith efforts to obtain any such refunds to which the Company is entitled and the Shareholders Representative shall pay all costs and expenses incurred by Parent and the Company in obtaining such refund.

          Section 10.6      Unresolved Claims.

                  Section 10.6.1 Notwithstanding anything expressed or implied in this Article X to the contrary, in the event that a Parent Covered Party has delivered to the Shareholders Representative (i) a Claim Notice pursuant to
Section 10.3.1(a) and the Shareholders Representative has responded to such Claim Notice within the time period specified in Section 10.3.1(b) with an Indemnity Dispute Notice or (ii) a Tax Claim pursuant to Section 10.5.4; and in each case the Parent Covered Party and the Shareholders Representative have not been able to reach an agreement with respect to such indemnification claim on or prior to the First Earn-Out Payment Date with respect to indemnification claims arising during the First Earn-Out Period (each such unresolved indemnification claim being referred to herein as a "First Earn-Out Period Unresolved Claim") or on or prior to the Second Earn-Out Payment date with respect to indemnification claims arising during the Second Earn-Out Period (each such unresolved indemnification claim being referred to herein as a "Second Earn-Out Period Unresolved Claim"), then the parties agree that:

                       (a) With respect to First Earn-Out Period Unresolved Claims, subject to Sections 10.6.2 and 10.6.3, Parent shall be entitled to withhold from the First Earn-Out Payment, the entire amount of such First Earn-Out Period Unresolved Claims, and to the extent that the aggregate amount of such First Earn-Out Period Unresolved Claims exceed the First Earn-Out Payment, then Parent shall be entitled to withhold any such remaining amounts from the Second Earn-Out Payment; and

                       (b) With respect to Second Earn-Out Period Unresolved Claims, subject to Sections 10.6.2 and 10.6.3, Parent shall be entitled to withhold from the Second Earn-Out Payment, the entire amount of such Second Earn-Out Period Unresolved Claims.

                  Section 10.6.2 Upon final resolution by the parties of any First Earn-Out Period Unresolved Claim or any Second Earn-Out Period Unresolved Claim, as the case may be, in the event such First Earn-Out Period Unresolved Claim or such Second Earn-Out Period Unresolved Claim, as applicable, is resolved in favor of the Parent Covered Party, but in an amount less than the amount withheld by Parent pursuant to Section 10.6.1 above, Parent shall within five (5) Business Days following the final determination of such indemnification claim deposit with the Paying Agent an amount equal to the difference between the amount withheld by Parent pursuant to Section 10.6.1 and the final agreed upon indemnification amount, and the Paying Agent shall promptly pay to each Residual Holder who has complied with the procedures set forth in Section 2.7.1, their pro rata portion of such amount calculated by (i) dividing such amount deposited by the sum of the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Common Stock subject to Company Options immediately prior to the Effective Time and (ii) multiplying the amount calculated pursuant to subsection
(i) above by the aggregate number of shares of Common Stock and Company Options held by such Residual Holder.

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

Section 10.6.3 Upon final resolution by the parties of any First Earn-Out Period Unresolved Claim or any Second Earn-Out Period Unresolved Claim, as the case may be, in the event such First Earn-Out Period Unresolved Claim or such Second Earn-Out Period Unresolved Claim, as applicable, is resolved against the Parent Covered Party and the Parent Covered Party is not entitled to indemnification pursuant to Section 10.2, Parent shall deposit with the Paying Agent within five
(5) Business Days following the final determination of such indemnification claim an amount equal to the amount withheld by Parent pursuant to Section
10.6.1 and the Paying Agent shall promptly pay to each Residual Holder who has complied with the procedures set forth in Section 2.7.1, their pro rata portion of such amount calculated by (i) dividing such amount deposited by the sum of the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Common Stock subject to Company Options immediately prior to the Effective Time and (ii) multiplying the amount calculated pursuant to subsection (i) above by the aggregate number of shares of Common Stock and Company Options held by such Residual Holder.

          Section 10.7 Remedies. The remedies in this Article X shall be the sole and exclusive remedies of the parties with respect to any breach of the respective representations, warranties, covenants and agreements pursuant to this Agreement or otherwise arising out of this Agreement, regardless of the theory or cause of action pled, except for the remedies of specific performance, injunction and other equitable relief; provided, however, that no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent actual fraud, or intentional misrepresentation is proven on the part of a party by another party hereto or such rights, claims, causes of action or remedies may not be waived under Applicable Law.

          Section 10.8 Mitigation. The parties agree to take all commercially reasonable measures to mitigate the consequence of any misrepresentation or breach pursuant to which an indemnification claim is made pursuant to this
Article X.

                                   ARTICLE XI.
                                  MISCELLANEOUS

          Section 11.1 Entire Agreement. This Agreement (including the Company Disclosure Schedule, any other exhibits, schedules, certificates, lists and documents referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

          Section 11.2 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

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

          Section 11.3 Expenses. Except as expressly set forth in this Agreement, all fees, costs and expenses incurred in connection with this Agreement or the other Transactions contemplated hereby, shall be paid by the party incurring such fees, costs and expenses.

          Section 11.4 Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered in person, (ii) transmitted by telecopy (notice deemed given upon confirmation of receipt), (iii) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third (3rd) day after such mailing, but only if deposited at a U.S. Postal Service office in California or New Jersey) or (iv) delivered by an express courier (with written confirmation) (in which case such notice shall be deemed given on the next Business Day) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Parent or Merger Sub or to the Company after the Closing
Date:

                           Integra Life Sciences Corporation
                           311 Enterprise Drive
                           Plainsboro, New Jersey  08536
                           Facsimile:  (609) 275-1082
                           Attention:  Senior Vice President and General Counsel

                  With copies (which shall not constitute notice) to:

                           Latham & Watkins LLP
                           233 South Wacker Drive, Suite 5800
                           Chicago, IL 60606
                           Facsimile: (312) 993-9767
                           Attention:  Michael D. Levin

                  If to the Company before the Closing Date:

                           Kinetikos Medical, Inc.
                           6005 Hidden Valley Road, Suite 180
                           Carlsbad, California  92011
                           Facsimile: (760) 448-1739
                           Attention:  James F. Ham

                  With a copy (which shall not constitute notice) to:

                           Orrick, Herrington & Sutcliffe LLP
                           405 Howard Street
                           San Francisco, CA 94105
                           Facsimile:  (415) 773-5759
                           Attention:  John F. Seegal

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

                  If to the Shareholders Representative:

                           Telegraph Hill Partners Management Company LLC 360 Post Street, Suite 601
                           San Francisco, CA 94108-5005
                           Facsimile:  (415) 765-6983
                           Attention:  Managing Partner

                  With a copy (which shall not constitute notice) to:

                           Orrick, Herrington & Sutcliffe LLP
                           405 Howard Street
                           San Francisco, CA 94105
                           Facsimile:  (415) 773-5759
                           Attention:  John F. Seegal

                 If to the Special Indemnifying Shareholders:

                           J. Matthew Mackowski c/o
                           Telegraph Hill Partners Management Company LLC 360 Post Street, Suite 601
                           San Francisco, CA 94108-5005
                           Facsimile:  (415) 765-6983
                           Attention:  Managing Partner

                           Robert G. Shepler c/o
                           Telegraph Hill Partners Management Company LLC 360 Post Street, Suite 601
                           San Francisco, CA 94108-5005
                           Facsimile:  (415) 765-6983
                           Attention:  Managing Partner

                           Telegraph Hill Partners, LP c/o
                           Telegraph Hill Partners Management Company LLC 360 Post Street, Suite 601
                           San Francisco, CA 94108-5005
                           Facsimile:  (415) 765-6983
                           Attention:  Managing Partner

          Section 11.5 Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except for Section 2.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons), no provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto; provided,

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

however, that Parent may assign all or part of its rights under this Agreement and delegate all or part of its obligations under this Agreement to (i) a wholly-owned Subsidiary of Parent, in which event all of the rights and powers of Parent and remedies available to Parent under this Agreement shall extend to and be enforceable by such Subsidiary or (ii) any Person who acquires Parent, whether by way of merger or the purchase of all of Parent's outstanding capital stock or substantially all of Parent's assets. In the event of any such assignment and delegation, the term "Parent" as used in this Agreement shall be deemed to refer to such Subsidiary or successor of Parent, as the case may be, where reference is made with respect to actions to be taken with respect to the Transactions, and shall be deemed to include both Parent and such Subsidiary or successor of Parent, as the case may be, where appropriate.

          Section 11.6 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature shall be deemed to have the same effect as if the original signature had been delivered to the other party.

          Section 11.7 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE ANCILLARY AGREEMENTS OR OTHER AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE MERGER CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 11.7.

          Section 11.8      Governing Law; Jurisdiction.

                  Section 11.8.1 Except as required by the mandatory provisions of the CGCL, this Agreement (including any claim or controversy arising out of or relating to this Agreement and the Ancillary Agreements) shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles that would result in the application of the law of any other state.

                  Section 11.8.2 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court, or, if no such state court has proper jurisdiction, the Federal court of the United States of America, sitting in New York, and any appellate court from any thereof, in any actions or Proceedings arising out of or relating to this Agreement, the Ancillary Agreements and any Transactions contemplated hereby or thereby or for recognition or enforcement of any Judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or Proceeding except

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

in such courts, (ii) agrees that any claim in respect of any such action or Proceeding may be heard and determined in such New York State court or, if no such state court has proper jurisdiction, the such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action or Proceeding in the state or federal courts located in any such New York State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or Proceeding in the state or federal courts located in any such New York State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          Section 11.9 Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any United States District Court located in New York State or in any New York State court, in addition to any other remedy to which any party is entitled at law or in equity.

          Section 11.10 Nature of Representations. Except as explicitly set forth in this Agreement, the Company has not made any representation, express or implied, as to the value of any asset or business being acquired, or any warranty of merchantability, suitability or fitness for a particular purpose of quality, with respect to any of the tangible assets being acquired, or as to the condition or workmanship thereof, or as to the absence of any defects therein, whether latent or patent.

          Section 11.11 Implied Representations or Warranties; Memorandum; Disclaimer or Projections. The Company makes no representation or warranty to Parent, express or implied, except as set forth in this Agreement. In particular, the Company makes no representation or warranty with respect to the Confidential Memorandum distributed in connection with the Transactions described in this Agreement, or any financial projection or forecast delivered by or on behalf of the Company. Parent acknowledges that with respect to any such financial projection and forecast furnished to it (i) there are uncertainties inherent in attempting to make such projections and forecasts;
(ii) it is familiar with such uncertainties; (iii) it is taking full responsibility for making its own evaluation regarding the adequacy and accuracy of all such projections and forecasts; and (iv) it shall have no claim against the Company with respect thereto.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                     INTEGRA LIFESCIENCES CORPORATION


                                     By: /s/ Stuart M. Essig
                                         --------------------------------------
                                     Name: Stuart M. Essig
                                     Title:President and Chief Executive Officer



                                     INTEGRA CALIFORNIA, INC.


                                     By: /s/ Stuart M. Essig
                                         --------------------------------------
                                     Name: Stuart M. Essig
                                     Title:President and Chief Executive Officer



                                     KINETIKOS MEDICAL, INC.


                                     By: /s/ James F. Ham
                                         --------------------------------------
                                     Name: James F. Ham
                                     Title:CEO/President


                                     SHAREHOLDERS REPRESENTATIVE

                                     TELEGRAPH HILL PARTNERS MANAGEMENT
                                      COMPANY LLC, as
                                     Shareholders Representative


                                     By: /s/ J. Matthew Mackowski
                                      ----------------------------------------
                                     Name: J. Matthew Mackowski
                                     Title: Managing Director and Chairman


                      [Signature Page to Merger Agreement]

                                     SHAREHOLDERS OF THE COMPANY


                                     /s/ J. Matthew Mackowski
                                     ------------------------------------------
                                     J. MATTHEW MACKOWSKI



                                     /s/ Robert G. Shepler
                                     ------------------------------------------
                                     ROBERT G. SHEPLER



                                     TELEGRAPH HILL PARTNERS, LP

                                     By:/s/ J. Matthew Mackowski
                                      -----------------------------------------
                                     Name: J. Matthew Mackowski
                                     Title: Managing Director and Chairman


                      [Signature Page to Merger Agreement]